      As filed with the Securities and Exchange Commission on June 2, 1994
  PRELIMINARY COPIES                              Registration No. 33-_______
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       6711                                  63-0574085
 (State or other jurisdiction of                 (Primary Standard Industrial                   (I.R.S. Employer
 incorporation or organization)                   Classification Code Number)                  Identification No.)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                               AUBREY D. BARNARD
                             SOUTHTRUST CORPORATION
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                With copies to:

      C. LARIMORE WHITAKER                                       KATHRYN L. KNUDSON
  BRADLEY, ARANT, ROSE & WHITE                           POWELL, GOLDSTEIN, FRAZER & MURPHY
      1400 PARK PLACE TOWER                                       SIXTEENTH FLOOR
         2001 PARK PLACE                                     191 PEACHTREE STREET, N.E.
    BIRMINGHAM, ALABAMA 35203                                  ATLANTA, GEORGIA 30303
         (205) 521-8000                                            (404) 572-6600
   ----------------------------                             ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                        Proposed maximum        Proposed maximum        Amount of
            Title of each class of                 Amount to be           offering price       aggregate offering     registration
         securities to be registered                registered               per unit                price                 fee
- ----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
   $2.50 per share . . . . . . . . . . . .        500,000 Shares
 Rights to Purchase Series A Junior                                             *                $5,791,000**         $1,996.90
   Participating Preferred Stock . . . . .        222,222 Rights
==================================================================================================================================

*     Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.
                         ----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             SOUTHTRUST CORPORATION

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
               PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED
        BY PART I OF FORM S-4 PURSUANT TO ITEM 501(b) OF REGULATION S-K

                                                                                Location or Heading In Proxy
                         Item                                                       Statement/Prospectus
                         ----                                                       --------------------------
 1.   Forepart of Registration Statement and             Forepart of Registration Statement and Outside Front Cover Page of
      Outside Front Cover Page of Prospectus             Prospectus

 2.   Inside Front and Outside Back Cover Pages of       Available Information; Incorporation of Certain Documents by Reference;
      Prospectus                                         Table of Contents

 3.   Risk Factors, Ratio of Earnings to Fixed           Summary
      Charges and Other Information

 4.   Terms of the Transaction                           Summary; The Merger; Description of Capital Stock of SouthTrust; Comparison
                                                         of the Common Stock of SouthTrust and First Columbus; Certain Federal
                                                         Income Tax Considerations

 5.   Pro Forma Financial Information                    *

 6.   Material Contacts with the Company Being           Summary; The Merger
      Acquired

 7.   Additional Information Required for                *
      Reoffering by Persons and Parties Deemed to
      be Underwriters

 8.   Interests of Named Experts and Counsel             Legal Matters

 9.   Disclosure of Commission Position on               *
      Indemnification for Securities Act
      Liabilities

 10.  Information With Respect to S-3 Registrants        Summary

 11.  Incorporation of Certain Information by            Incorporation of Certain Documents by Reference
      Reference

 12.  Information With Respect to S-2 or S-3             *
      Registrants

 13.  Incorporation of Certain Information by            *
      Reference

 14.  Information With Respect to Registrants            *
      Other Than S-3 or S-2 Registrants

 15.  Information With Respect to S-3 Companies          *

 16.  Information With Respect to S-2 or S-3             *
      Companies

 17.  Information With Respect to Companies Other        Summary; Certain Information Concerning the Business of First Columbus;
      than S-3 or S-2 Companies                          Selected Financial Data of First Columbus; Management's Discussion and
                                                         Analysis of Financial Condition and Results of Operations; Index to the
                                                         Financial Statements of First Columbus

 18.  Information if Proxies,  Consents or               Introduction; Summary; The Merger; Additional Information
      Authorizations are to be Solicited

 19.  Information if Proxies, Consents or                *
      Authorizations are not to be Solicited, or
      in an Exchange Offer

____________________________________________________________
* Not Applicable

                            FIRST COLUMBUS COMMUNITY
                              BANK & TRUST COMPANY
                              2301 AIRPORT THRUWAY
                            COLUMBUS, GEORGIA 31902
 ______________________________________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 ______________________________________________________________________________

              Notice is hereby given that a Special Meeting of Shareholders of First Columbus Community Bank & Trust Company, a Georgia state banking corporation ("First Columbus"), will be held on _________________, 1994, at 10:00 a.m., local time, at the Sheraton Airport Hotel, 5351 Simons Boulevard, [Room C], Columbus, Georgia, for the following purposes (the "Special Meeting"):

                 1. To consider and vote upon the Agreement and Plan of Merger dated as of January 7, 1994, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of May 25, 1994 (collectively, the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, between First Columbus and SouthTrust Bank of Columbus, National Association ("ST-Bank"), and joined into by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), whereby First Columbus will be merged with and into ST-Bank and the shareholders of First Columbus will receive 1.00 share of common stock of SouthTrust (subject to appropriate adjustment in the event of certain occurrences), in exchange for each outstanding share of common stock of First Columbus, with cash being paid in lieu of any fractional shares of common stock of SouthTrust, pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus;

                 2. To consider and vote upon a proposal to adjourn the Special Meeting to a later date if necessary to permit further solicitation of proxies to obtain a quorum or to obtain sufficient votes to approve the Merger Agreement; and

                 3. To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

              Only those persons who were holders of record of the common stock of First Columbus at the close of business on ___________, 1994, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

              The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

              A Proxy Card and a Proxy Statement/Prospectus for the Special Meeting are enclosed.

                                              By Order of the Board of Directors

                                              LEE R. GROGAN, SR.
                                              Secretary
Columbus, Georgia
_______________, 1994

         WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT FIRST COLUMBUS MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS


                               PROXY STATEMENT OF

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                   FOR A SPECIAL MEETING OF ITS SHAREHOLDERS
                        TO BE HELD _______________, 1994

          ____________________________________________________________

                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                             SOUTHTRUST CORPORATION

                RELATING TO UP TO 500,000 SHARES OF COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

           TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF FIRST
            COLUMBUS COMMUNITY BANK & TRUST COMPANY INTO SOUTHTRUST
               BANK OF COLUMBUS, NATIONAL ASSOCIATION, A WHOLLY-
                   OWNED SUBSIDIARY OF SOUTHTRUST CORPORATION
          ____________________________________________________________


                 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION OR FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO SOUTHTRUST CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY SOUTHTRUST CORPORATION AND ALL INFORMATION RELATING TO FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY HAS BEEN SUPPLIED BY FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY. THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF FIRST COLUMBUS ON OR ABOUT __________ __, 1994.


               _________________________________________________


    THE SECURITIES OF SOUTHTRUST CORPORATION OFFERED IN CONNECTION WITH THE
       MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
       APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


      The date of this Proxy Statement/Prospectus is ______________, 1994.

                                                          TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Description of SouthTrust Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Market and Dividend Information Respecting the Common Stock of SouthTrust and First Columbus  . . . . . . . . . . . .  28
Comparison of the Common Stock of SouthTrust and First Columbus   . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Certain Information Concerning the Business of First Columbus   . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Selected Financial Data of First Columbus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . . . . . . .  37
Beneficial Ownership of First Columbus Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Index to the Financial Statements of First Columbus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Exhibit A - Agreement and Plan of Merger, as amended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Georgia Dissent Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

                             AVAILABLE INFORMATION

SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of common stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of common stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER (205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________________, 1994. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $5.00 per share ("First Columbus Common Stock"), of First Columbus Community Bank & Trust Company, a Georgia state banking corporation ("First Columbus"), in connection with the solicitation of proxies by the Board of Directors of First Columbus for use at a special meeting of shareholders of First Columbus to be held on _______________, 1994, at 10:00 a.m., local time, at the Sheraton Airport Hotel, 5351 Simons Boulevard, [Room C], Columbus, Georgia, and at any postponement or adjournment thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger dated as of January 7, 1994, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of May 25, 1994 (collectively, the "Merger Agreement") between First Columbus and SouthTrust Bank of Columbus, National Association, a national banking association ("ST-Bank"), and joined into by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), providing for the merger of First Columbus into ST-Bank (the "Merger") and the exchange in the Merger of each outstanding share of First Columbus Common Stock for 1.00 share of common stock, par value $2.50 per share, of SouthTrust ("SouthTrust Common Stock"). No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of First Columbus Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ") on the last business day immediately preceding the Effective Time of the Merger (as defined below).

         The 1.00 share of SouthTrust Common Stock for which each share of First Columbus Common Stock may be exchanged in the Merger had an aggregate market value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding _____________, 1994, of approximately $________. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS." Because the number of shares of SouthTrust Common Stock to be received for each share of First Columbus Common Stock in the Merger is fixed, a change in the market price of SouthTrust Common Stock before the Merger would affect the value of the SouthTrust Common Stock to be received in the Merger in exchange for each share of First Columbus Common Stock. For additional information regarding the terms of the Merger, see Exhibit A and "THE MERGER."

         Subject to the approval of the Merger Agreement by the shareholders of First Columbus and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective on the date and at the time the Merger is deemed effective by the Office of Comptroller of the Currency (the "OCC") (the "Effective Time of the Merger"). It is anticipated that the Merger will become effective on or about ______________, 1994.

         This Proxy Statement/Prospectus was first sent or given to shareholders of First Columbus on or about ______________, 1994. SouthTrust has filed a Registration Statement with the Commission with respect to the shares of SouthTrust Common Stock to be issued pursuant to the Merger. This document also constitutes the Prospectus of SouthTrust that is included as part of such Registration Statement. All information contained in this Proxy Statement/Prospectus pertaining to SouthTrust and ST-Bank was supplied by SouthTrust, and all information contained in this Proxy Statement/Prospectus pertaining to First Columbus was supplied by First Columbus.

         A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A.

VOTING AT THE SPECIAL MEETING

         The Board of Directors of First Columbus has fixed the close of business on _____________, 1994 as the record date (the "Record Date") for the determination of holders of shares of First Columbus Common Stock entitled to notice of and to vote at the Special Meeting. On the Record Date, First Columbus had outstanding 500,000 shares of First Columbus Common Stock, which constituted the only outstanding class of capital stock of First Columbus entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of First Columbus Common Stock entitled to vote thereon is required to approve the Merger Agreement. Each holder of record of shares of First Columbus Common Stock on the Record Date is entitled to one vote for each share of such stock held of record.

         As of the Record Date, First Columbus directors and executive officers (a total of 14 persons) beneficially owned a total of 135,990 shares of First Columbus Common Stock (exclusive of 35,000 shares of First Columbus Common Stock subject to First Columbus Options, as defined below) representing approximately 27.2% of the shares of First Columbus Common Stock outstanding and entitled to vote at the Special Meeting. All such directors and officers have advised First Columbus that, as of the date of the Proxy Statement/Prospectus, they intend to vote for approval of the Merger Agreement.

         THE BOARD OF DIRECTORS OF FIRST COLUMBUS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST COLUMBUS."

         A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. Only votes FOR a particular matter constitute affirmative votes. The affirmative vote of two-thirds of the outstanding shares of First Columbus Common Stock is required for the approval of the Merger. Votes that are withheld or abstain, including broker non-votes, with respect to a matter are counted for quorum purposes. However, with respect to the proposal to approve the Merger and the Merger Agreement, abstentions and broker non-votes will have the same effect as votes against such proposal. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of First Columbus either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not itself revoke a proxy.

         In addition to the use of the mail, proxies may be solicited by telephone or personally by the directors, officers and employees of First Columbus, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by First Columbus. First Columbus will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of First Columbus Common Stock.

         SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                    SUMMARY


         The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to First Columbus, SouthTrust and its subsidiaries and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.


PARTIES TO THE MERGER

  SouthTrust

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama. As of March 31, 1994, SouthTrust had consolidated total assets of approximately $15.1 billion. Following the enactment of Alabama's interstate banking legislation in 1987, SouthTrust has pursued a strategy of acquiring banks and financial institutions throughout the major growth areas of Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee and offers a full range of banking services through 39 bank subsidiaries operating more than 395 offices. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A., Birmingham, Alabama (the oldest predecessor of which was incorporated in 1887), which had approximately $4.8 billion in total assets as of March 31, 1994. Of SouthTrust's approximately $15.1 billion in assets as of March 31, 1994, approximately $9.2 billion were in Alabama, approximately $2.7 billion were in Georgia and approximately $2.4 billion were in Florida.

         SouthTrust has taken advantage of the passage of interstate banking legislation by acquiring banks in major metropolitan markets in Florida, Mississippi, Georgia, North Carolina, South Carolina and Tennessee. The effect of this expansion has been to give SouthTrust access to metropolitan markets with favorable prospects for growth of population, per capita income, and business development opportunities.

         During 1993, SouthTrust effected acquisitions of 14 financial institutions, with total assets aggregating approximately $1.3 billion. The following table presents certain information with respect to acquisition transactions which are currently pending, including the Merger:


                                                                                    Total            Total            Total
   Institution                                           Location                   Assets          Deposits          Loans*
- -----------------                                        --------                   ------          --------          -----
                                                                                                 (in millions)
First Columbus Community
   Bank & Trust Company                               Columbus, Georgia             $ 54.2           $ 48.2         $ 35.7
HomeBanc, Federal Savings Bank                        Atlanta, Georgia               304.8            265.6          246.1
Community Bank of Charlotte                           Port Charlotte, Florida         38.7             29.7           33.1
Island Bank of Collier County                         Marco Island, Florida           29.3             24.9           14.0
Citrus National Bank                                  Crystal River, Florida          35.7             32.1           22.2
The Bank of Bradenton                                 Bradenton, Florida              46.8             42.3           24.6
University State Bank Corp.                           Tampa, Florida                  19.8             17.5           11.8
First Jefferson Corporation                           Biloxi, Mississippi             42.3             39.7           21.9

- ------------------------------------------------------
*Net of unearned income

         SouthTrust anticipates accounting for each of these pending transactions pursuant to the purchase method of accounting, with the exception of First Columbus, The Bank of Bradenton and Community Bank of Charlotte, which will be accounted for as poolings of interests. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of First Columbus Common Stock in the Merger.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

  First Columbus

         First Columbus was organized under the laws of the State of Georgia in 1988 and opened for business on April 20, 1989. First Columbus is an independent, locally owned commercial bank which conducts business in Muscogee County, Georgia, with deposits insured by the Federal Deposit Insurance Corporation ("FDIC"). First Columbus is not a member of the Federal Reserve System. First Columbus conducts a general commercial banking business in its service area, emphasizing the banking needs of households and businesses in Muscogee County, Georgia. First Columbus draws most of its customer deposits and conducts most of its lending transactions from and within a Primary Service Area (PSA) of Muscogee County, Georgia, which had a total population of approximately 200,000 as of March 31, 1994. Within its service area, First Columbus offers full-service commercial banking services including consumer and commercial loans, deposits, individual retirement accounts, safe deposit boxes, travelers' checks, certificates of deposit and other banking services. First Columbus does not offer any trust services. See "CERTAIN INFORMATION CONCERNING THE BUSINESS OF FIRST COLUMBUS" and "SUPERVISION AND REGULATION."

         As of March 31, 1994, a total of thirty (30) persons were employed by First Columbus. That number included twelve officers, fifteen full-time employees, and three part-time employees.

         Banking is a highly competitive business in Georgia. First Columbus competes with other commercial banks, savings and loan associations, credit unions, finance companies and money market mutual funds operating in Columbus, Georgia and Phenix City, Alabama. First Columbus maintains its principal executive offices at 2301 Airport Thruway, Columbus, Georgia 31904 and the telephone number at such office is (706) 649-3900.

  SouthTrust Bank of Columbus, National Association

         ST-Bank, a national banking association, is a wholly-owned subsidiary of SouthTrust. It operates four full service offices in Georgia.

SPECIAL MEETING

         The Special Meeting will be held at 10:00 a.m., local time, on ______________, 1994, at the Sheraton Airport Hotel, 5351 Simons Boulevard, [Room C], Columbus, Georgia, to consider and vote upon the Merger Agreement. Only holders of record of shares of First Columbus Common Stock as of the close of business on ________________, 1994 will be entitled to notice of and to vote at the Special Meeting, including any adjournment thereof.

THE MERGER

  Terms of the Merger

         Subject to approval of the Merger Agreement by the shareholders of First Columbus at the Special Meeting, the receipt of required regulatory approval, and other conditions, First Columbus will be merged into ST-Bank pursuant to the Merger Agreement, with ST-Bank being the surviving association in the Merger (the surviving association being sometimes referred to herein as the "Surviving Association"). At the Effective Time of the Merger, each outstanding share of First Columbus Common Stock will be converted into the right to receive 1.00 share of SouthTrust Common Stock (the "Conversion Ratio"), which Conversion Ratio is subject to appropriate adjustment in the event of certain stock splits and stock dividends effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of First Columbus Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger. The Merger Agreement contemplates that as of the Effective Time of the Merger, all rights with respect to shares of First Columbus Common Stock issuable pursuant to the exercise of stock options ("First Columbus Options") granted by First Columbus under stock option plans or employment agreements of First Columbus (the "First Columbus Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such First Columbus Options are then exercisable, will be assumed by SouthTrust in accordance with the terms of the particular First Columbus Stock Option Plan under which such First Columbus Options are evidenced. From and after the Effective Time of the Merger, (i) each First Columbus Option assumed by SouthTrust hereunder may be exercised solely for shares of SouthTrust Common

Stock, (ii) the number of shares of SouthTrust Common Stock subject to such First Columbus Options will be equal to the number of shares of First Columbus Common Stock subject to such First Columbus Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and
(iii) the per share exercise price for each such First Columbus Option will be adjusted by dividing the per share exercise price under each such First Columbus Option by the Conversion Ratio and rounding down to the nearest cent. See "THE MERGER - Effect of Merger on First Columbus Common Stock and First Columbus Stock Options."

         The 1.00 share of SouthTrust Common Stock for which each outstanding share of First Columbus Common Stock may be exchanged in the Merger had an aggregate value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding ____________, 1994, of approximately $________.

         As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents shall send or cause to be sent to each former holder of record of First Columbus Common Stock a letter of transmittal for use in exchanging their stock certificates formerly representing such First Columbus Common Stock for the right to receive certificates representing the appropriate number of shares of SouthTrust Common Stock.

  Vote Required

         The affirmative vote of the holders of two-thirds of the outstanding shares of First Columbus Common Stock is required to approve the Merger Agreement. Directors and executive officers of First Columbus and their affiliates beneficially owned, as of the Record Date, 135,990 shares of First Columbus Common Stock (exclusive of 35,000 shares of First Columbus Common Stock which may be acquired by such persons pursuant to the exercise of First Columbus Options prior to the Effective Time of the Merger), representing approximately 27.2% of the shares of First Columbus Common Stock outstanding and entitled to vote at the Special Meeting. It is anticipated that all of such shares will be voted for approval of the Merger Agreement.

  Recommendation of the Board of Directors of First Columbus

         THE BOARD OF DIRECTORS OF FIRST COLUMBUS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF FIRST COLUMBUS AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FIRST COLUMBUS RECOMMENDS THAT SHAREHOLDERS OF FIRST COLUMBUS VOTE IN FAVOR OF THE MERGER AGREEMENT. This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "THE MERGER - Background of the Merger; Reasons for the Merger; Recommendations of the Board of Directors of First Columbus."

  Interests of Certain Named Persons in the Merger

         The Merger Agreement provides that the Board of Directors of the Surviving Association, shall consist of those persons who are serving in such capacity for ST-Bank and First Columbus immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of the Surviving Association shall be those persons who are serving in such capacity for ST-Bank immediately prior to the Effective Time of the Merger. In addition, SouthTrust has agreed to cause ST-Bank to employ those persons who are serving as executive officers of First Columbus immediately prior to the Effective Time of the Merger to be employed as officers of ST-Bank after the consummation of the Merger.

         Pursuant to the Merger Agreement, SouthTrust has agreed to cause ST-Bank to employ Mr. Dennis W. Calhoun after the Effective Time of the Merger pursuant to an employment agreement (the "Replacement Agreement") to be executed by Mr. Calhoun and ST-Bank. Such Replacement Agreement shall become effective only at the Effective Time of the Merger.

         It is anticipated that the Replacement Agreement will provide for a three (3) year term, at an annual compensation of $95,160. In addition, Mr. Calhoun will be paid a bonus of $30,000 for the year ending December 31, 1994 and will be eligible to participate in the SouthTrust Senior Officer Performance Incentive Plan. All other existing employment agreements between First Columbus and its employees will be terminated as of the Effective Time of the Merger.

         The Merger Agreement further provides that with respect to any claim made or action commenced after the Effective Time of the Merger, SouthTrust shall, to the fullest extent permitted by Georgia law, indemnify each director, officer and employee of First Columbus in accordance with the provisions of the Articles of Incorporation and Bylaws of First Columbus against any costs or expenses arising out of or pertaining to any action or omission by such director, officer or employee as of or prior to the Effective Time of the Merger; provided, however, that the aggregate amount of such indemnification will not exceed $3,000,000. From and after the Effective Time of the Merger, the directors, officers and employees of First Columbus who become or serve as directors, officers or employees of SouthTrust or ST-Bank, or any affiliates thereof, shall have indemnification rights having prospective application only, except as described above.

         See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of First Columbus Following the Merger; Plans for Business of First Columbus."

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The Merger is subject to approval by the OCC. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall not be consummated until within ten (10) days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the OCC, and (ii) approval by the shareholders of First Columbus of the Merger Agreement.

         On or about March 30, 1994, SouthTrust filed with the OCC a Merger Application pursuant to 12 U.S.C. 1828(c) seeking approval to merge First Columbus into ST-Bank. The Merger of First Columbus into ST-Bank cannot be consummated for thirty (30) days after approval thereof by the OCC, and during such period, the United States Department of Justice (the "Justice Department"), may challenge the merger of First Columbus into ST-Bank on antitrust grounds.

         The respective obligations of SouthTrust and First Columbus to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, (ii) the approval of the Merger Agreement by the requisite vote of First Columbus' shareholders, and (iii) certain other conditions customary in transactions of this kind.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

         See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

  Termination

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and First Columbus, (ii) by either SouthTrust or First Columbus individually, under certain specified circumstances, including if the Merger shall not have occurred on or prior to August 31, 1994, provided that the failure to consummate the Merger on or before such date is not caused by a breach of the Merger Agreement by the party seeking to terminate. See "THE MERGER - Termination."

  Effective Time of the Merger

         The Merger will become effective on the date and at the time the Merger is deemed effective by the OCC. Unless otherwise agreed upon, the parties anticipate that the Merger will become effective on the tenth (10) business day following the later to occur of (i) the effective date of the last required consent of any regulatory authority and (ii) the date on which the shareholders of First Columbus approve the Merger. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about _____________, 1994, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER - Effective Time of the Merger."

RIGHTS OF DISSENT AND APPRAISAL

         By following the procedures set forth elsewhere in this Proxy Statement/Prospectus, a holder of shares of First Columbus Common Stock is entitled to dissent from the Merger and demand the fair value of the shares of

First Columbus Common Stock held by such holder in cash. See "THE MERGER - Rights of Dissent and Appraisal."

COMPARATIVE STOCK PRICES

         SouthTrust Common Stock is traded in the over-the-counter market through the facilities of NASDAQ. While First Columbus Common Stock is traded in the "pink sheets," the market is not active and during the last two years, the sales price of shares of First Columbus Common Stock of which First Columbus had knowledge ranged from $9 to $9 7/8 per share. The last sale of shares of First Columbus Common Stock known to First Columbus occurred on November 4, 1993 at a sales price of $9 per share.

         The following table sets forth applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates.

                                                                      SouthTrust                    SouthTrust
                                                                     Common Stock                  Common Stock
                                                                   Last Sales Price               Equivalent (4)
                                                                 --------------------           -------------   --
         (1)  November 15, 1993 . . . . . . . . . . . . . . . .        $      18                        $    18
         (2)  January 6, 1994 . . . . . . . . . . . . . . . . .        $      18 1/4                    $    18 1/4
         (3)  _________, 1994 . . . . . . . . . . . . . . . . .        $                                $


- ----------------------------------

(1) Last trading day preceding the announcement of the execution of the non-binding letter of intent.
(2)      Last trading day preceding the execution of the Merger Agreement.
(3) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.
(4) Pro forma equivalents calculated using the historical last sales price for SouthTrust Common Stock as of the selected date multiplied by the Conversion Ratio of 1.00 share of SouthTrust Common Stock per share of First Columbus Common Stock.


         First Columbus' shareholders are advised to obtain current market quotations for or information regarding SouthTrust Common Stock and First Columbus Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of First Columbus Common Stock at any time before the Effective Time of the Merger or as to the market price of SouthTrust Common Stock at any time thereafter. Because the Conversion Ratio of First Columbus Common Stock for SouthTrust Common Stock is fixed, it will not compensate First Columbus' shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price for SouthTrust Common Stock does decrease, the value of the SouthTrust Common Stock to be received in the Merger in exchange for First Columbus Common Stock would decrease proportionately. Conversely, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for shares of First Columbus Common Stock would increase proportionately.

         See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of First Columbus who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of First Columbus and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of First Columbus may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Provided that an affiliate of First Columbus otherwise complies with the provisions of Rule 145, and subject to the undertaking described below, such an affiliate will be free to resell during any given three-month period, all of the shares of SouthTrust Common received by such affiliate in the Merger.

         At or prior to the Effective Time of the Merger, each such person deemed an affiliate of First Columbus will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, inter alia, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock, except for substitutions of SouthTrust Common Stock for First Columbus Common Stock that was subject to a bona fide pledge at the Effective Time of the Merger, (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least thirty (30) days of combined operations of First Columbus and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

    See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF FIRST COLUMBUS SHAREHOLDERS

         Upon consummation of the Merger, First Columbus shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by Georgia banking law and First Columbus' Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and SouthTrust's Restated Certificate of Incorporation and Bylaws. Because of certain differences between the provisions of Georgia banking law and Delaware corporate law and First Columbus' Articles of Incorporation and Bylaws and SouthTrust's Restated Certificate of Incorporation and Bylaws, the current rights of First Columbus shareholders will change after the Merger. Some of these differences include certain anti-takeover provisions. See "COMPARISON OF THE COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS."

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. See "THE MERGER - Accounting Treatment."

TAX CONSIDERATIONS

         First Columbus has received an Opinion Letter of Bradley, Arant, Rose & White to the effect that, for federal income tax purposes, (i) the Merger will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by holders of shares of First Columbus Common Stock in the Merger (except in connection with the receipt of cash in lieu of fractional interests in shares of SouthTrust Common Stock); (iii) the basis of the SouthTrust Common Stock received by the shareholders of First Columbus pursuant to the Merger and the holding period therefor will be the same as the basis and holding period of the First Columbus Common Stock surrendered in exchange therefor; and (iv) each holder of an option or warrant to purchase First Columbus Common who receives SouthTrust Common Stock in exchange therefor will recognize ordinary income equal to the fair market value of the SouthTrust Common Stock received. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY FOR EACH HOLDER OF SHARES OF FIRST COLUMBUS COMMON STOCK. FIRST COLUMBUS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF INCOME TAX AND OTHER TAX CONSEQUENCES ON THEIR OWN PARTICULAR FACTS. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

EQUIVALENT SHARE DATA

         The following summary presents comparative historical unaudited per share data for both SouthTrust and First Columbus. The pro forma amounts assume the Merger was effective as of the commencement of the periods presented and was accounted for as a pooling of interests. SouthTrust's pro forma amounts represent the combined pro forma results, and First Columbus' pro forma equivalent amounts are computed by multiplying the pro forma amounts by a factor of 1.00 to reflect the Conversion Ratio in the Merger of 1.00 share of SouthTrust Common Stock for each share of First Columbus Common Stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                                                    Year Ended
                                                                                   December 31,                  Three Months
                                                                        ----------------------------------           Ended
                                                                           1993        1992         1991        March 31, 1994
                                                                        ---------    ---------    --------      --------------
Net income (loss) per common share:
   SouthTrust   . . . . . . . . . . . . . . . . . . . . . . . . .       $    1.94    $    1.66    $   1.42         $   0.51
   First Columbus   . . . . . . . . . . . . . . . . . . . . . . .            0.81         0.66        0.27             0.17
   SouthTrust pro forma combined  . . . . . . . . . . . . . . . .            1.93         1.65        1.41             0.51
   First Columbus pro forma equivalent  . . . . . . . . . . . . .            1.93         1.65        1.41             0.51

Cash dividends per common share:
   SouthTrust   . . . . . . . . . . . . . . . . . . . . . . . . .       $    0.60    $    0.52    $   0.48         $   0.17
   First Columbus   . . . . . . . . . . . . . . . . . . . . . . .               0           0            0                0
   First Columbus pro forma
    equivalent (1)  . . . . . . . . . . . . . . . . . . . . . . .            0.60         0.52        0.48             0.17

                                                                                                                 Three Months
                                                                                    Year Ended                       Ended
                                                                                 December 31, 1993              March 31, 1994
                                                                                 -------------------            --------------
Book value per common share (period end):
SouthTrust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $    13.25                   $    13.45
First Columbus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 11.58                        11.58
SouthTrust pro forma combined . . . . . . . . . . . . . . . . . . . . . .                 13.24                        13.44
First Columbus pro forma equivalent . . . . . . . . . . . . . . . . . . .                 13.24                        13.44

___________________________________________
(1) First Columbus pro forma equivalent dividends per share represent historical dividends per share declared by SouthTrust, multiplied by the Conversion Ratio of 1.00 share of SouthTrust Common Stock for each share of First Columbus Common Stock.

SELECTED FINANCIAL DATA

         The following table sets forth certain selected historical consolidated financial information for SouthTrust. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of SouthTrust. The financial data for the interim periods ended March 31, 1994 and 1993 are derived from the unaudited historical financial statements of SouthTrust and reflect, in the opinion of management of SouthTrust, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the consolidated financial statements of SouthTrust, and the related notes thereto, included in documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For selected financial information regarding First Columbus, see the information set forth under the heading "SELECTED FINANCIAL DATA OF FIRST COLUMBUS."


                    SOUTHTRUST CORPORATION AND SUBSIDIARIES

                                                                                                              Three Months
                                                   Years Ended December 31,                                   Ended March 31,
                                               ----------------------------------------------------------   --------------------
                                                   1993       1992          1991       1990        1989       1994      1993
                                               ---------    ----------   ---------  ---------   ---------   --------  ----------
INCOME STATEMENT DATA
(in thousands except per share data):
         Interest income    . . . . . . . . .    $ 927,551  $ 828,080   $ 823,725  $ 776,661    $ 684,624   $ 238,207 $ 224,332
         Interest expense . . . . . . . . . .      397,743    382,930     474,453    498,329      450,147      99,881    96,320
                                                   -------    -------     -------    -------      -------     -------   -------
                 Net interest income  . . . .      529,808    445,150     349,272    278,332      234,477     138,236   128,012
         Provision for loan losses  . . . . .       45,032     43,305      38,042     44,635       21,166      10,189    11,305
                                                   -------    -------     -------    -------      -------     -------   -------
         Net interest income after provision
                 for loan losses  . . . . . .      484,776    401,845     311,230    233,697      213,311     128,137   116,707
         Non-interest income  . . . . . . . .      174,702    136,683     108,881     91,084       78,686      46,822    38,081
         Non-interest expense . . . . . . . .      434,951    373,636     296,796    234,713      200,147     113,405   103,175
                                                   -------    -------     -------    -------      -------     -------   -------
         Income before income taxes . . . . .      224,527    164,892     123,315     90,068       91,850      61,554    51,613
         Provisions for income taxes  . . . .       73,992     50,646      33,309     20,360       19,075      20,817    16,769
                                                   -------    -------     -------    -------      -------     -------   -------
                 Net income . . . . . . . . .    $ 150,535  $ 114,246   $  90,006  $  69,708    $  72,775   $  40,737 $  34,844
                                                   =======    =======     =======    =======      =======     =======   =======
         Net income per common share and
                 common share equivalent  . .    $    1.94  $    1.66   $    1.42  $    1.14    $    1.21   $    0.51 $    0.46
         Cash dividends declared per
                 common share . . . . . . . .         0.60       0.52        0.48       0.46         0.43        0.17      0.15
         Average common shares and
                 common share equivalents
                 outstanding  . . . . . . . .       77,772     68,948      63,255     61,148       60,077      79,847    76,245

BALANCE SHEET DATA (at period end)
  (in millions):
         Total assets       . . . . . . . . .    $14,708.0  $12,714.4   $10,158.1  $ 9,005.9    $ 7,763.2   $15,081.0 $13,427.7

         Total loans net of unearned income .      9,448.3    7,546.6     5,965.0    5,531.4      4,690.5     9,849.4   8,121.5
         Total deposits     . . . . . . . . .     11,515.4   10,082.3     8,277.2    7,228.0      6,054.5    11,538.3  10,651.9
         Total stockholders' equity . . . . .      1,051.8      860.4       662.0      549.6        507.1     1,068.6     923.6



                                   THE MERGER

         The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, which is incorporated by reference herein, and a copy of which is attached hereto as Exhibit A.

GENERAL

         The Merger Agreement has been approved by the Boards of Directors of First Columbus, SouthTrust and ST-Bank, and by SouthTrust as the sole shareholder of ST-Bank. No approval of the Merger by the stockholders of SouthTrust is required.

         Pursuant to the Merger Agreement, First Columbus will be merged with and into ST-Bank pursuant to Section 7-1-556 of the Financial Institutions Code of Georgia (the "Georgia Banking Code") and 12 U.S.C. Section 215a, under the charter of ST-Bank. Upon the effectiveness of the Merger, each outstanding share of First Columbus Common Stock shall be converted into the right to receive 1.00 share of SouthTrust Common Stock. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of First Columbus Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger.

         Subject to the approval of the Merger Agreement by the shareholders of First Columbus, the satisfaction or waiver of the conditions contained in the Merger Agreement, the Merger Agreement provides that the Effective Time of the Merger will be within ten (10) days after the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, (ii) the expiration of the thirty days (including any extension thereof) after approval by OCC during which the Justice Department fails to object to the Merger, and (iii) approval by the shareholders of First Columbus of the Merger.

BACKGROUND OF THE MERGER; REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST COLUMBUS

         In August 1993, representatives of the Board of Directors of First Columbus were approached by representatives of SouthTrust regarding a possible business combination with First Columbus. Discussions between representatives of the Board of Directors of First Columbus and representatives of SouthTrust regarding a possible business combination continued in September and October 1993, and culminated in the execution of a non-binding letter of intent on November 16, 1993. The letter of intent provided, subject to certain conditions, that First Columbus would be acquired by SouthTrust or one of its subsidiaries in a transaction in which the shareholders of First Columbus would receive 1.00 share of SouthTrust Common Stock for each outstanding share of First Columbus Common Stock.

         Following the execution of the letter of intent, representatives of SouthTrust and First Columbus conducted various due diligence activities and negotiated the terms and conditions to be included in a definitive merger agreement. At a meeting held on December 20, 1993, the Board of Directors of First Columbus met to review and consider the Merger Agreement. At such meeting, the Board of Directors of First Columbus unanimously voted for the Merger and the Merger Agreement. The Merger Agreement between First Columbus and ST-Bank and joined in by SouthTrust was executed as of January 7, 1994, and later amended as of May 25, 1994.

         The 1.00 share of SouthTrust Common Stock to be exchanged for each share of First Columbus Common Stock reflect prices that were negotiated on an arm's-length basis between representatives of First Columbus and representatives of SouthTrust. There was no affiliation between First Columbus and its representatives, on the one hand, and SouthTrust and ST-Bank, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

         The Board of Directors of First Columbus considered a variety of factors in evaluating and approving the Merger and the Merger Agreement, including (i) the alternatives to the Merger, including remaining an independent institution in light of the current economic condition of the market and the competitive disadvantages as compared to the large financial institutions operating in the market; (ii) the value of the consideration to be received by First Columbus' shareholders relative to the book value and earnings per share of First Columbus Common Stock; (iii) certain information concerning the financial condition, results of operations and business prospects of First Columbus and SouthTrust; (iv) the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with SouthTrust; (v) the marketability of First Columbus Common Stock; (vi) the competitive and regulatory environment for financial institutions generally; (vii) the fact that the Merger will enable First Columbus shareholders to exchange their shares of First Columbus Common Stock for shares of common stock of a larger combined entity, the stock of which is more widely held and more actively traded; (viii) SouthTrust's ability to provide comprehensive financial services in relevant markets; and (ix) SouthTrust's human resources and personnel policies and practices. The Board of Directors did not assign any relative weights to the above factors, but it considered all of such factors to be material. The Board of Directors of First Columbus believes that it appropriately addressed all of the relevant concerns in the proposed transaction with SouthTrust, and it concluded that the terms of the transaction with SouthTrust are fair to the shareholders of First Columbus from a financial point of view. Based on these factors, the Board of Directors of First Columbus has determined that the Merger is in the best interest of the shareholders of First Columbus and has approved the Merger Agreement.

         THE MEMBERS OF THE BOARD OF DIRECTORS OF FIRST COLUMBUS HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTEREST OF FIRST COLUMBUS AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FIRST COLUMBUS RECOMMENDS THAT SHAREHOLDERS OF FIRST COLUMBUS VOTE IN FAVOR OF THE MERGER AGREEMENT.

         SouthTrust is engaging in the transactions pursuant to the Merger because the Merger is consistent with its expansion strategy within the southeastern United States and because the acquisition of First Columbus will augment SouthTrust's existing market share in the Columbus, Georgia banking market and enhance its competitive position in such market.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

         The Merger Agreement provides that the Board of Directors of the Surviving Association following the Merger, shall consist of those persons who are serving in such capacity for ST-Bank and First Columbus immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of the Surviving Association shall be those persons who are serving in such capacity for ST-Bank immediately prior to the Effective Time of the Merger. In addition, SouthTrust has agreed to cause ST-Bank to employ those persons who are serving as executive officers of First Columbus immediately prior to the Effective Time of the Merger to be employed as officers of ST-Bank after the consummation of the Merger.

         Pursuant to the Merger Agreement, SouthTrust has agreed to cause ST-Bank to employ Mr. Dennis W. Calhoun after the Effective Time of the Merger pursuant to an employment agreement ("Replacement Agreement") to be executed by Mr. Calhoun and ST-Bank. Such Replacement Agreement shall become effective only at the Effective Time of the Merger. It is anticipated that the Replacement Agreement will provide for a three (3) year term, at an annual compensation of $95,160. In addition, Mr. Calhoun will be paid a bonus of $30,000 for the year ending December 31, 1994 and will be eligible to participate in the SouthTrust Senior Officer Performance Incentive Plan. All other existing employment agreements between First Columbus and its employees will be terminated as of the Effective Time of the Merger.

         The Merger Agreement further provides that with respect to any claim made or action commenced after the Effective Time of the Merger, SouthTrust shall, to the fullest extent permitted by Georgia law, indemnify each director, officer and employee of First Columbus in accordance with the provisions of the Articles of Incorporation and Bylaws of First Columbus against any costs or expenses arising out of or pertaining to any action or omission by such director, officer or employee as of or prior to the Effective Time of the Merger; provided, however, that the aggregate amount of such indemnification will not exceed $3,000,000. From and after the Effective Time of the Merger, the directors, officers and employees of First Columbus who become or serve as directors, officers or employees of SouthTrust, ST-Sub or ST-Bank, or any affiliates thereof, shall have indemnification rights having prospective application only, except as described above.

         The parties have agreed in the Merger Agreement that appropriate steps shall be taken to terminate all employee benefit plans of First Columbus, other than the First Columbus 401(k) Plan (the "First Columbus 401(k) Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the First Columbus 401(k) Plan), SouthTrust has agreed to cover the officers and employees of First Columbus who are employed by ST-Bank under employee benefit plans of SouthTrust, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical and insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under First Columbus' group medical and insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and (ii) credit for each such employee's past service with First Columbus prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in and vesting under SouthTrust's employee benefits plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         The Merger Agreement further provides that, First Columbus may terminate the First Columbus 401(k) Plan prior to the Effective Time of the Merger, provided, however, if First Columbus fails to do so, at the sole election of SouthTrust, the First Columbus 401(k) Plan will either be merged into SouthTrust Corporation Employee's Profit Sharing Plan ("ST PS Plan") after the Effective Time of the Merger, or if so elected by SouthTrust, terminated as of a date after the Effective Time of the Merger. If the First Columbus 401(k) Plan is terminated by First Columbus or merged into the ST PS Plan by SouthTrust, from and after the first day of the first calendar year beginning after the Effective Time of the Merger (or the date of the Merger of the First Columbus 401(k) Plan into the ST PS Plan, if later), for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust. If the First Columbus 401(k) Plan is terminated by SouthTrust, from and after such termination for purposes of determining vesting in accrued benefits under the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining eligibility to participate in the ST PS Plan. For purposes of determining eligibility to participate in and vesting in accrued benefits under the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") from and after the first day of the first calendar year beginning after the Effective Time of the Merger, employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

EFFECT OF MERGER ON FIRST COLUMBUS COMMON STOCK AND FIRST COLUMBUS STOCK
OPTIONS

         At the Effective Time of the Merger, each outstanding share of First Columbus Common Stock, other than shares of First Columbus Common Stock held by shareholders who have dissented from the Merger, as discussed below, and shares of First Columbus Common Stock held in First Columbus' treasury, shall be converted into the right to receive 1.00 share of SouthTrust Common Stock, which Conversion Ratio is subject to appropriate adjustment in the event of stock splits and stock dividends effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of a share of First Columbus Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled, and (ii) the last sales price of such share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger.

         As of the Effective Time of the Merger, all rights with respect to the First Columbus Options granted by First Columbus under the First Columbus Stock Option Plans, which are outstanding at the Effective Time of the Merger, whether or not such First Columbus Options are then exercisable will be assumed by SouthTrust in accordance with the terms of the particular First Columbus Stock Option Plan under which such First Columbus Options were issued and the stock option agreement by which such First Columbus Options are evidenced.
From and after the Effective Time of the Merger, (i) each First Columbus Option assumed by SouthTrust may be exercised solely for shares of SouthTrust Common Stock, (ii) the number of shares of SouthTrust Common Stock subject to such First Columbus Option shall be equal to the number of shares of First Columbus Common Stock subject to such First Columbus Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iii) the per share exercise price under each such First Columbus Option shall be adjusted by dividing the per share exercise price under each such First Columbus Option by the Conversion Ratio and rounding down to the nearest cent.

         At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of shares of SouthTrust Common Stock as shall be necessary to permit the exercise of the First Columbus Options in the manner contemplated by the Merger Agreement. At or prior to, or (at the election of SouthTrust) within a reasonable time after, the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be, with respect to the shares of SouthTrust Common Stock subject to the First Columbus Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the First Columbus Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the shares of SouthTrust Common Stock subject to such First Columbus Options for resale thereunder.

         It is intended that such assumption of First Columbus Options shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to shares of First Columbus Common Stock awarded under a First Columbus Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the shares of SouthTrust Common Stock into which such Restricted Stock is converted unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement filed by SouthTrust of which this Proxy Statement/Prospectus is a part. Except as otherwise provided herein, (i) the provisions of the First Columbus Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of First Columbus shall be deleted as of the Effective Time of the Merger and (ii) First Columbus shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of First Columbus Options shall have any right thereunder to acquire any equity securities of First Columbus.

         Because the Conversion Ratio of shares of SouthTrust Common Stock for First Columbus Common Stock is fixed, it will not compensate First Columbus' shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price of SouthTrust Common Stock decreases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for First Columbus Common Stock would decrease. Conversely, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for First Columbus Common Stock would increase. On _____________, 1994, the most recent date practicable preceding the date of this Proxy Statement/Prospectus, the last sales price of SouthTrust Common Stock was $_________ per share. First Columbus' shareholders are advised to obtain current market quotations for and information regarding SouthTrust Common Stock and First Columbus Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of First Columbus Common Stock on the date the Merger becomes effective or as to the market price of SouthTrust Common Stock thereafter.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective on the date and at the time the Merger is deemed effective by the OCC. The Merger cannot become effective until First Columbus' shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about _____________________, 1994, although there can be no assurance as to whether or when the Merger will become effective.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Effective Time of the Merger, SouthTrust shall send or cause to be sent a letter of transmittal to each former holder of record of shares of First Columbus Common Stock for use in exchanging their certificates formerly representing shares of First Columbus Common Stock for exchange and conversion in accordance with the procedures provided for herein and in the Merger Agreement. The letter of transmittal will contain detailed instructions concerning the manner of executing and submitting such stock certificates. At the Effective Time of the Merger, the holders of shares of First Columbus Common Stock will cease to be shareholders of First Columbus and will have no voting or other rights with respect to shares of First Columbus Common Stock, other than the right to receive in the Merger shares of SouthTrust Common Stock upon surrender of the stock certificates respecting their shares of First Columbus Common Stock. As of the Effective Time of the Merger, all holders of shares of First Columbus Common Stock shall be deemed to be holders of the shares of SouthTrust Common Stock into which such shares of First Columbus Common Stock shall have been converted in the Merger, whether or not they surrender the stock certificates representing their shares of First Columbus Common Stock. Such holders shall be entitled to all dividends or distributions in respect of shares of SouthTrust Common Stock where the record date for the payment of such dividends or distributions occurs on or after the Effective Time of the Merger; however, no such dividends or distributions shall be paid to holders of any unsurrendered certificate or certificates representing First Columbus Common Stock, and SouthTrust shall not be obligated to deliver any of the consideration to which any holder of First Columbus Common Stock is entitled as a result of the Merger or any cash payment in lieu of a fractional interest in SouthTrust Common Stock until such holder surrenders the certificate or certificates representing First Columbus Common Stock as provided for in the Merger Agreement. Until the stock certificates evidencing the shares of First Columbus Common Stock are surrendered pursuant to the Merger Agreement, no stock certificates representing shares of SouthTrust Common Stock will be delivered or remitted to such holders. In addition, holders of shares of First Columbus Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, and SouthTrust, after the lapse of the appropriate time period and in accordance with the applicable laws of escheat or abandoned property, may remit any unclaimed funds or unclaimed stock certificates representing shares of SouthTrust Common Stock to state officials under the applicable laws of escheat or abandoned property.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of First Columbus who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of First Columbus and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of First Columbus may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Provided that an affiliate of First Columbus otherwise complies with the provisions of Rule 145, and subject to the undertaking described below, such an affiliate will be free to resell, during any given three-month period, all of the shares of SouthTrust Common Stock received by such affiliate in the Merger.

         At or prior to the Effective Time of the Merger, each such person deemed an affiliate of First Columbus will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, inter alia, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock except for the substitutions of SouthTrust Common Stock for First Columbus Common Stock that was subject to a bona fide pledge at the Effective Time of the Merger, (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least thirty (30) days of combined operations of First Columbus and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of First Columbus and SouthTrust will be carried forward at their previously recorded amounts. For information concerning certain restrictions to be imposed on the transferability of the shares of SouthTrust Common Stock received by the affiliates of First Columbus in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "Resale of SouthTrust Common Stock Received in the Merger."

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

         The Merger is subject to approval by the OCC. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall not be consummated until within ten (10) days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the OCC, and (ii) approval by the shareholders of First Columbus of the Merger Agreement.

         On or about March 30, 1994, SouthTrust filed with the OCC a Merger Application pursuant to 12 U.S.C. 1828(c) seeking approval to merge First Columbus into ST-Bank. The Merger of First Columbus into ST-Bank cannot be consummated for thirty (30) days after approval thereof by the OCC, and during such period, the Justice Department may challenge the merger of First Columbus into ST-Bank on antitrust grounds.

         There can be no assurance that the OCC or any other applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. SouthTrust and First Columbus are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that SouthTrust and First Columbus would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

         In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of First Columbus, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

                 (i) The Proxy Statement/Prospectus shall have been filed with the Commission and the FDIC and shall have been cleared thereby or otherwise authorized for mailing, and the Registration Statement shall have been filed with and declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking any stop order;

                 (ii) The accuracy of the representations and warranties of SouthTrust, ST-Bank and First Columbus, respectively, made in the Merger Agreement and the performance, in all material respects, of their respective obligations thereunder;

                 (iii) The absence of a determination by SouthTrust that any fact, occurrence or development exists whether actual or threatened, that, in the reasonable judgment of SouthTrust, (1) would have a material adverse effect on the business, assets, operations, financial condition, results of operations, or the consummation of the transaction contemplated by the Merger Agreement; (2) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to the Merger Agreement as to render inadvisable the consummation of the transactions pursuant to the Merger Agreement; (3) would be materially adverse to the interests of SouthTrust; or (4) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange;

                 (iv) The absence of any litigation or threat of litigation challenging the validity or legality of the Merger Agreement or the consummation thereof, or seeking damages, or seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which would, in the reasonable judgment of either SouthTrust or First Columbus, based upon advice of counsel, have a material adverse effect with respect to the interests of SouthTrust or First Columbus, as the case may be;

                 (v) There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority (as defined in the Merger Agreement) which, in connection with the grant of any Consent (as defined in the Merger Agreement) by any Regulatory Authority, imposes, in the judgment of SouthTrust, any materially adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of First Columbus or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of First Columbus or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority, shall be deemed to be a materially adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances;

                 (vi) Each holder of a First Columbus Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such instruments as SouthTrust may deem necessary to evidence the assumption by SouthTrust of the First Columbus Options;

                 (vii) The total number of shares of First Columbus Common Stock outstanding as of the Effective Time of the Merger (exclusive of any shares of First Columbus Common Stock held in the treasury of First Columbus) and the total number of shares of First Columbus Common Stock covered by any option, warrant, commitment or other right or instrument to purchase or acquire shares of First Columbus Common Stock, including any securities or rights convertible into or exchangeable for shares of First Columbus Common Stock, shall not exceed 535,000 shares in the aggregate; and

                 (viii) The holders of not more than five percent (5%) of the outstanding shares of First Columbus Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and First Columbus, (ii) by SouthTrust or First Columbus (provided that the breach of any representation, warranty, covenant or other agreement by the terminating party is not the cause of the failure to consummate) if the Merger shall not have occurred on or prior to August 31, 1994; (iii) by either SouthTrust or First Columbus (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained therein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled; (iv) by SouthTrust if (1) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust (A) is materially at variance with any warranty or representation made by First Columbus in the Merger Agreement or is a material breach of any covenant or agreement of First Columbus contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the condition of First Columbus or upon the consummation of the transactions contemplated by the Merger Agreement, (C) pertains to First Columbus and would be materially adverse to the interests of SouthTrust and ST-Bank on a consolidated basis, (D) pertains to First Columbus and would be of such significance with respect to the business, economic or other benefits expected to be obtained by SouthTrust under the Merger Agreement as to render inadvisable the consummation of the transactions contemplated by the Merger Agreement, (E) renders the Merger or other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (2) there shall be any litigation or threat of litigation (A) challenging the validity or legality of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the transactions contemplated by the Merger Agreement, or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Merger Agreement, or (v) by First Columbus if (1) First Columbus shall have determined that any fact, event or condition exists that, in the judgment of First Columbus (A) is materially at variance with any warranty or representation of SouthTrust or ST-Bank contained in the Merger Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Bank contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Merger Agreement, (2) there shall be any litigation or threat of litigation (A) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by the Merger Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by the Merger Agreement, or (3) First Columbus shall have determined that any fact, event or condition exists that, in the judgment of First Columbus, would render the Merger and the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

CERTAIN EXPENSES

         The Merger Agreement provides that the parties thereto shall bear their own expenses incurred in connection with consummating the transactions contemplated thereby. However, if the Merger is not consummated because a condition is not satisfied or because SouthTrust terminates the Merger Agreement, and if, at the time of such termination, First Columbus has not breached, in any material respect, its representations and warranties or failed to perform its covenants or agreements, then SouthTrust will reimburse First Columbus for reasonable expenses incurred by First Columbus in connection with the Merger and payable to third parties up to an amount of $50,000.

RIGHTS OF DISSENT AND APPRAISAL

         A shareholder of First Columbus may dissent from the Merger and receive in cash the fair value, as of immediately before the Effective Time of the Merger, of the shares of First Columbus Common Stock held by such shareholder pursuant to 12 U.S.C. Section 215a(b)-(d) and Section 7-1-537 of the Georgia Banking Code. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger. The appraisal value of the First Columbus Common Stock may differ from the consideration that a shareholder of First Columbus is entitled to receive in the Merger. The following is a summary of the applicable dissent provisions.

         Section 215a(d) of the U. S. Code states that the appraisal rights of a shareholder of any state bank who dissents in connection with the merger with a national bank shall be determined in the manner prescribed by the laws of the state in which the state bank is organized, if the state law sets out such dissent and appraisal procedures. In turn, Section 7-1-537 of the Georgia Banking Code provides that a shareholder of a state bank which is a party to a proposed merger who objects to the merger is entitled to the rights and remedies of a dissenting shareholder under Section 14-2-1301, et. seq., of the Georgia Business Corporation Code (the "Georgia Dissent Provisions"). The following is a summary of the Georgia Dissent Provisions, a copy of which in their entirety is annexed hereto as Exhibit B.

         Under the Georgia Dissent Provisions, a shareholder of First Columbus may dissent from the Merger by complying with the following procedures: (i) the dissenting shareholder must file with First Columbus, prior to the Special Meeting, or at the Special Meeting but before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares; (ii) the dissenting shareholder must refrain from voting in favor of the Merger; (iii) within ten (10) days after the date of the Special Meeting, First Columbus shall give the dissenting shareholder written notice of authorization of the Merger by the shareholders setting forth (A) where the payment demand must be sent, (B) the date by which the payment demand must be received, which date may not be fewer than thirty (30) or more than sixty (60) days after the notice is sent, and (C) a copy of the Georgia Dissent Provisions; and (iv) the dissenting shareholder shall file with First Columbus and a demand for payment of the fair value of his or her shares in accordance with the terms of the notice. Any dissenting shareholder filing a payment demand shall deposit his or her certificates with First Columbus simultaneously with the filing of the demand for payment. A shareholder may dissent as to less than all of the shares of First Columbus Common Stock held by him or her, only if such shareholder dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies First Columbus in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. In the event of such partial dissent, the shareholder is treated as two separate shareholders.

         Within ten (10) days after the later of the expiration of the period in which the dissenting shareholder may file a notice of election to dissent, or the Effective Time of the Merger, the Surviving Association is required to make a written offer to each dissenting shareholder to purchase the shares of First Columbus Common Stock at a price deemed by the Surviving Association to be the fair value of such shares plus accrued interest. If, within thirty (30) days after the making of such offer, any shareholder accepts the same, payment therefor shall be made within sixty (60) days after the later of the date such offer was made or the consummation of the Merger. If the dissenting shareholder fails to respond to the offer within said thirty (30) day period, the dissenting shareholder will have been deemed to have accepted such offer, and the Surviving Association must make payment within said sixty (60) day period. However, if the Surviving Association and the dissenting shareholder are unable to agree with respect to a price, then the Surviving Association, within sixty (60) days after receipt of written demand from such dissenting shareholder, shall file an action in a court of competent jurisdiction in the county in which First Columbus maintained its registered office requesting that the fair value of the shares of First Columbus Common Stock be found and determined. If the Surviving Association shall fail to institute such proceedings, it shall pay each dissenting shareholder whose demand remains unsettled the amount demanded by such shareholder. All dissenting shareholders are deemed to be parties to the proceeding as an action against their shares. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

         The cost and expenses of any such dissent proceeding shall be determined by the court and shall be assessed against the Surviving Association, but all or any part of such costs and expenses may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that Surviving Association made an offer to the dissenting shareholders and the shareholders' failure to accept such offer was arbitrary or vexatious and not in good faith. The expenses awarded by the court may include compensation for reasonable fees and expenses of any appraiser, counsel or experts employed by any party to the proceedings. Upon payment by the Surviving Association of the fair value of the shares, as determined by the court, the dissenting shareholder will cease to have any interest in the shares of First Columbus Common Stock.

         The foregoing is only a summary of the Georgia Dissent Provisions. Each First Columbus shareholder is urged to read these provisions carefully.

CONDUCT OF BUSINESS BY FIRST COLUMBUS PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger, and except with the prior approval of SouthTrust, First Columbus will conduct its business and engage in transactions only in the ordinary course, consistent with past practice, use its best efforts to maintain and preserve intact its business, organization, employees, goodwill with customers, and advantageous business relationships and retain the services of its officers and key employees, and except as required by law or regulation, take no action which would adversely affect or delay the ability, in any material respect, of First Columbus or SouthTrust to obtain any consent of any required regulatory authority or other approvals required for the consummation of the transactions contemplated by the Merger Agreement. The Merger Agreement further provides that, until the Effective Time of the Merger, First Columbus shall not, without the prior approval of SouthTrust, and unless otherwise expressly permitted in the Merger Agreement, (i) change any provision of the charter or bylaws of First Columbus; (ii) except for the issuance of First Columbus Common Stock upon the exercise of the First Columbus Options, change the number of shares of the authorized, issued or outstanding capital stock of First Columbus, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of First Columbus, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of First Columbus; (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice; (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, other than pursuant to binding commitments existing on December 31, 1993 and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair; (v) sell, transfer, convey or otherwise dispose of any real property (excluding "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000; (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to First Columbus that involves an aggregate of $10,000; or
(viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (1) foreclosures in the ordinary course of business or (2) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by the Merger Agreement.

         First Columbus also has agreed in the Merger Agreement that it will not, directly or indirectly, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to First Columbus, except where the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors (as determined in good faith following consultation with and as advised in writing by counsel). First Columbus must promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by First Columbus after the date of the Merger Agreement. For purposes of the Merger Agreement, "takeover proposal" means any proposal for a merger or other business combination involving First Columbus or for the acquisition of a substantial equity interest in First Columbus or for the acquisition of a substantial portion of the assets of First Columbus.

BUSINESS AND MANAGEMENT OF FIRST COLUMBUS FOLLOWING THE MERGER; PLANS FOR BUSINESS OF FIRST COLUMBUS

         Upon consummation of the Merger, First Columbus will be merged into ST-Bank, with ST-Bank being the surviving association in the Merger (the surviving association being sometimes referred to hereinbefore and herein as the "Surviving Association"). As of the Effective Time of the Merger, it is anticipated that the Board of Directors of the Surviving Association shall consist of those persons who are serving as directors of ST-Bank and First Columbus as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Surviving Association shall be those persons serving as officers of ST-Bank as of the Effective Time of the Merger. In addition, SouthTrust has agreed to cause ST-Bank to employ those persons who are serving as executive officers of First Columbus immediately prior to the Effective Time of the Merger to be employed as officers of ST-Bank after the consummation of the Merger.

         After the Effective Time of the Merger, the Surviving Association will operate as a subsidiary bank of SouthTrust, and the operations of First Columbus will be integrated into the operations of SouthTrust, with efforts directed toward preserving the existing customer and banking relationships of First Columbus as part of ST-Bank.

         The parties have agreed in the Merger Agreement that appropriate steps shall be taken to terminate all employee benefit plans of First Columbus, other than the First Columbus 401(k) Plan (the "First Columbus 401(k) Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the First Columbus 401(k) Plan), SouthTrust has agreed to cover the officers and employees of First Columbus who are employed by ST-Bank under employee benefit plans of SouthTrust, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical and insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under First Columbus' group medical and insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and (ii) credit for each such employee's past service with First Columbus, prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in and vesting under SouthTrust's employee benefits plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         The Merger Agreement further provides that, First Columbus may terminate the First Columbus 401(k) Plan prior to the Effective Time of the Merger, provided, however, if First Columbus fails to do so, at the sole election of SouthTrust, the First Columbus 401(k) Plan will either be merged into SouthTrust Corporation Employee's Profit Sharing Plan ("ST PS Plan") after the Effective Time of the Merger, or if so elected by SouthTrust, terminated as of a date after the Effective Time of the Merger. If the First Columbus 401(k) Plan is terminated by First Columbus or merged into the ST PS Plan by SouthTrust, from and after the first day of the first calendar year beginning after the Effective Time of the Merger (or the date of the Merger of the First Columbus 401(k) Plan into the ST PS Plan, if later), for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust. If the First Columbus 401(k) Plan is terminated by SouthTrust, from and after such termination for purposes of determining vesting in accrued benefits under the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining eligibility to participate in the ST PS Plan. For purposes of determining eligibility to participate in and vesting in accrued benefits under the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") from and after the first day of the first calendar year beginning after the Effective Time of the Merger, employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF FIRST COLUMBUS COMMON STOCK WHO ARE CITIZENS OF THE UNITED STATES. IT DOES NOT DISCUSS ALL THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS OF FIRST COLUMBUS COMMON STOCK ENTITLED TO SPECIAL TREATMENT UNDER THE CODE (SUCH AS INSURANCE COMPANIES, DEALERS IN SECURITIES, TAX-EXEMPT ORGANIZATIONS OR FOREIGN PERSONS) OR TO HOLDERS OF FIRST COLUMBUS COMMON STOCK WHO ACQUIRED THEIR FIRST COLUMBUS COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION. THE SUMMARY SET FORTH BELOW DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR THE MERGER ITSELF.

         EACH HOLDER OF FIRST COLUMBUS COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither SouthTrust, ST-Bank nor First Columbus has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of First Columbus Common Stock of the Merger or of any of the federal income tax effects to SouthTrust, ST-Bank or First Columbus of the Merger. Instead, First Columbus will rely upon an opinion of Bradley, Arant, Rose & White as to the federal income tax consequences of the Merger to the holders of First Columbus Common Stock. The opinion of Bradley, Arant, Rose & White is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley, Arant, Rose & White, which opinion is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the holders of First Columbus Common Stock will result from the Merger:

         (i) Provided that the Merger of First Columbus with and into ST-Bank is a statutory merger under applicable state law, the Merger will qualify as a reorganization within the meaning of
                 Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code. First Columbus, SouthTrust and ST-Bank will each be a party to the reorganization.

         (ii) No gain or loss will be recognized by any shareholder of First Columbus upon the exchange of such shareholder's First Columbus Common Stock for SouthTrust Common Stock pursuant to the Merger.

         (iii) The basis of the SouthTrust Common Stock received by the shareholders of First Columbus (including any fractional shares) will be the same as the basis of the First Columbus Common Stock surrendered in exchange therefor.

         (iv) A shareholder of First Columbus who dissents to the proposed Merger and receives solely cash in exchange for such shareholder's stock will be treated as having received such cash as a distribution in redemption of such shareholder's stock subject to the provisions and limitations of Section 302 of the Code.

         (v) The receipt by a holder of First Columbus Common Stock of cash in lieu of a fractional share of SouthTrust Common Stock will be treated as if such fractional share were issued to such holder of First Columbus Common Stock in the Merger and thereafter redeemed by SouthTrust for cash. The receipt of such cash by a holder of First Columbus Common Stock will be treated as a distribution by SouthTrust in full payment in exchange for the fractional share as provided in Section 302(a) of the Code.

         (vi) Provided that shares of the First Columbus Common Stock were capital assets in the hands of a holder of First Columbus Common Stock immediately prior to the Merger, the holding period of the SouthTrust Common Stock received by a holder of First Columbus Common Stock in the

                 Merger will include the holding period of the First Columbus Common Stock surrendered in exchange therefor.


                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 200,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of March 31, 1994, 79,447,884 shares of SouthTrust Common Stock were issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of March 31, 1994, approximately 1,329,414 shares of SouthTrust Common Stock were reserved for employee benefit plans and in connection with a 1992 acquisition by SouthTrust, and 210,084 shares were reserved for the conversion of convertible debentures assumed in connection with a 1988 acquisition by SouthTrust. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "SouthTrust Common Stock-Stockholder Rights Plan."

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including SouthTrust Bank of Alabama, N.A.) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designation describing the Series A Junior Participating Preferred Stock.

SOUTHTRUST COMMON STOCK

  Dividend Rights

         Holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS."

  Voting Rights and Other Matters

         The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

         In the event of liquidation, holders of the SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

  Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each Annual Meeting of Stockholders of SouthTrust, one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of SouthTrust provide that, because the Board of Directors of SouthTrust is classified, a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of Incorporation and Bylaws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

         On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in the Rights Agreement referred to below, the appropriate number of Rights shall be issued with each share of SouthTrust Common Stock issued after March 6, 1989. The number of rights attached to or to be issued with each share of SouthTrust Common Stock as well as the redemption price for each such right, were appropriately decreased as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, and a three-for-two stock split effected by SouthTrust on May 19, 1993. Accordingly, at the present time four-ninths of a Right is attached to each share of SouthTrust Common Stock and four-ninths of a Right will be issued with each share of SouthTrust Common Stock exchanged in the Merger for First Columbus Common Stock.

         The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition

Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors, that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

         In the event that (i) SouthTrust's Board of Directors determines that a person is an Adverse Person; (ii) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property; (iii) an Acquiring Person receives a financial benefit or advantage, through certain self-dealing transactions involving SouthTrust, greater than that received by other stockholders of SouthTrust or that which would have resulted from arms-length negotiations; (iv) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (except pursuant to a "Fair Offer" as determined by the Disinterested Directors); or (v) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

         At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors, as defined in the Rights Agreement), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

         The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed below.

         The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A., as Rights Agent, and the Certificate of Designation for the Series A Preferred Stock, copies of each of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

         The transfer agent for SouthTrust Common Stock is Mellon Securities Trust Company.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid; (ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the three-for-two stock split effected in January 1992 and a three-for-two stock split effected in May 1993, to 100 shares of SouthTrust Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

                 MARKET AND DIVIDEND INFORMATION RESPECTING THE
                 COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS


COMPARATIVE STOCK PRICES PER SHARE

         The following table sets forth certain information as to the high and low last sales price per share of SouthTrust Common Stock for the calendar quarters indicated. The information listed below with respect to the high and low last sales prices for SouthTrust Common Stock was obtained from NASDAQ (all adjusted to reflect a three-for-two stock split effected in January 1992 and a three-for-two split effected in May 1993), and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                                   SouthTrust
                                                                  Common Stock
                                                              --------------------
                                                             High             Low
                                                             ----             ---

         1992:
                 First Quarter  . . . . . . . . . .       $    17          $    14 1/8
                 Second Quarter   . . . . . . . . .            17 1/8           15
                 Third Quarter  . . . . . . . . . .            18 1/8           15 1/2
                 Fourth Quarter   . . . . . . . . .            17               15

         1993:
                 First Quarter  . . . . . . . . . .            21 1/8           16 3/4
                 Second Quarter   . . . . . . . . .            22 1/8           18
                 Third Quarter  . . . . . . . . . .            21 1/8           18 1/2
                 Fourth Quarter   . . . . . . . . .            19               17 1/4

         1994:
                 First Quarter  . . . . . . . . . .            19               18 1/4
                 Second Quarter
                   (through _________, 1994)  . . .

         While First Columbus Common Stock is traded in the "pink sheets," the market is not active, and such trading activity, as it occurs, takes place in privately negotiated transactions. During the last two years, the sales price of shares of First Columbus Common Stock of which First Columbus had knowledge ranged from $9 to $9 7/8 per share. The last sale of First Columbus Common Stock of which First Columbus had knowledge occurred on November 4, 1993, at a price of $9 per share.

         On November 15, 1993 and November 17, 1993 (the trading days immediately before and after the public announcement of the proposed Merger), the last sales prices of SouthTrust Common Stock, as reported on NASDAQ, were $18 and $18, respectively; and on ____________, 1994, the last sales price of SouthTrust Common Stock as reported on NASDAQ was $_______.

DIVIDENDS

         Georgia banking laws limit the amount of dividends which First Columbus may pay without obtaining approval from the Georgia Department. First Columbus has not paid cash dividends in the past and currently does not expect to pay dividends prior to the Effective Time of the Merger. The following table sets forth the cash dividends per share declared on SouthTrust Common Stock during the periods indicated (adjusted to reflect a three-for-two stock split effected in January 1992 and a three-for-two stock split effected in May
1993):

                                                        Dividends Declared
                                                           per share of
                                                      SouthTrust Common Stock
                                                      -----------------------
       1992:
           First Quarter  . . . . . . . . . . . . . .    $      0.13
           Second Quarter . . . . . . . . . . . . . .           0.13
           Third Quarter  . . . . . . . . . . . . . .           0.13
           Fourth Quarter . . . . . . . . . . . . . .           0.13

       1993:
           First Quarter  . . . . . . . . . . . . . .           0.15
           Second Quarter . . . . . . . . . . . . . .           0.15
           Third Quarter  . . . . . . . . . . . . . .           0.15
           Fourth Quarter . . . . . . . . . . . . . .           0.15

       1994:
           First Quarter  . . . . . . . . . . . . . .           0.17
           Second Quarter
             (through ____________, 1994) . . . . . .           0.17

                 Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, SouthTrust's earnings and financial condition and other relevant factors. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the restrictions on the payment of dividends by banks described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

                 There are certain limitations on the payment of dividends to SouthTrust by its subsidiary banks. The amount of dividends that each subsidiary national bank of SouthTrust may declare in one year, without approval of the OCC, is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. The banking authorities in the states where SouthTrust owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital and thereafter the prior written approval of the Superintendent of Banks is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years.

                 Under the Florida Banking Code, a state bank may not declare or pay a dividend in excess of 80% of the net earnings of such bank until the surplus is equal to the amount of common stock. If the amount of the surplus is equal to the amount of common stock, the bank may pay out an amount equal to the current year plus the prior two years undistributed earnings.

                 Under the North Carolina Banking Code, a state chartered bank with common stock in excess of $15,000 may not declare a dividend until the surplus is equal to at least 50% of the amount of common stock.

                 The South Carolina Banking Code provides that, before a state chartered bank can pay a dividend, approval must be obtained from the South Carolina Commissioner of Banking.

                 Under the Tennessee Banking Code, a state bank may not declare dividends in excess of 90% of the net earnings during the past year until the surplus is equal to the amount of common stock.

                 Under the foregoing laws and regulations, at March 31, 1994, approximately $269.8 million was available for payment of dividends to SouthTrust by its bank subsidiaries.

SHAREHOLDERS

As of March 31, 1994, there were 693 holders of record of First Columbus Common Stock.

                         COMPARISON OF THE COMMON STOCK
                                       OF
                         SOUTHTRUST AND FIRST COLUMBUS


                 The rights of First Columbus' shareholders are governed by the Articles of Incorporation of First Columbus, the Bylaws of First Columbus and the laws of the State of Georgia. The rights of SouthTrust shareholders are governed by the Restated Certificate of Incorporation of SouthTrust, the Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of First Columbus' shareholders who become SouthTrust shareholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and Bylaws. The following summary of the rights of the holders of SouthTrust Common Stock and the holders of shares of First Columbus Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of First Columbus, the General Corporation Law of the State of Delaware, the Georgia Banking Code and the Georgia Business Corporation Act.

DIVIDENDS

                 The source of funds for payments of dividends by SouthTrust is its subsidiaries. Because its primary subsidiaries are financial institutions, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. The source of funds for payment of dividends by First Columbus is its banking operations. The payment of dividends by First Columbus is also limited by law and the regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK--SouthTrust Common Stock-Dividend Rights" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FIRST COLUMBUS" for information concerning the effect of such limitations on SouthTrust's and First Columbus' ability to pay dividends. The General Corporation Law of the State of Delaware provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Georgia Banking Code provides that a Georgia banking corporation may not declare dividends so long as its paid-in capital and appropriated retained earnings do not, in combination, equal at least 20 percent of its capital stock.

VOTING RIGHTS AND OTHER MATTERS

                 The holders of First Columbus Common Stock and the holders of the SouthTrust Common Stock are each entitled to one vote per share on all matters brought before the shareholders. The holders of the shares of SouthTrust Common Stock and First Columbus Common Stock do not have the right to cumulate their votes in the election of directors.

                 The Restated Certificate of Incorporation of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the shareholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Articles of Incorporation of First Columbus provide that if any business combination to which First Columbus is a party involves a Related Person (which term is defined as any party that, along with all Affiliates and Associates of such person, is the beneficial owner of at least 20% of the outstanding shares of voting stock of First Columbus), (i) the affirmative vote of at least eighty percent (80%) of the shares entitled to vote on such matter and (ii) the affirmative vote of at least two-thirds (66 2/3%) of all outstanding shares which are not beneficially owned by such Related Person, is required to approve the business combination, unless certain conditions are met.

SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

                 Section 14-2-1132 of the Georgia Business Corporation Code is a similar provision. It provides that a corporation may not engage in any business combination with any interested shareholder for a period of five years following the time that the shareholder became an interested shareholder, unless the board of directors approves either the transaction which resulted in the shareholder becoming an interested shareholder or the business combination or the interested shareholder beneficially owns at least 90 percent of the outstanding voting stock of the corporation. In addition, Section 14-2-1133 of the Georgia Business Corporation Code provides that Section 14-3-1132 shall not apply unless the bylaws of the corporation specifically provide for its applicability.

                 The effect of the business combination and affiliated transactions provisions, respectively, is to make more difficult the acquisition of majority control of a corporation for the use of its assets to finance such acquisition.

                 The Bylaws of SouthTrust provide that the members of the Board of Directors are to be divided into three classes, which classes are as nearly equal as possible. Each class has been elected for a three-year term. At each annual meeting of shareholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. But for this provision in the Bylaws, all directors would stand for election at each annual meeting. The Bylaws of First Columbus provide that the entire Board of Directors of First Columbus are to be elected each year by the affirmative vote of a majority of the shares represented at an annual meeting of shareholders at which such election is to occur. Directors so elected will serve a one-year term until their successors are elected.

                 Both Delaware and Georgia law provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of Directors, may be removed by the stockholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and Bylaws of SouthTrust, however, provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal shall then be filled by a majority vote of the directors then in office and the successor director so elected shall fill the unexpired term of the director removed from office. The Articles of Incorporation and Bylaws of First Columbus provide for the removal of any or all of the directors by the affirmative vote of not less than eighty percent (80%) of each class of securities of First Columbus entitled to vote for the election of directors, and if such removal is sought by a Related Person, the affirmative vote of holders of not less than two-thirds (66 2/3%) of the outstanding shares not held by the Related Person is required for such removal.

                 The Bylaws of SouthTrust also provide that vacancies on the Board of Directors, caused by the death or resignation of a director or the creation of a new directorship, may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of shareholders at which the term of the class of directors to which such director has been appointed expires. Therefore, if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after such director's appointment. The Bylaws of First Columbus also provide that vacancies on the Board of Directors, whether caused by removal or otherwise, may be filled for the unexpired term by the remaining directors. A director so elected will serve until the next annual meeting of the shareholders and until such director's successor is elected.

                 Under the General Corporation Law of the State of Delaware (unless otherwise provided in the certificate of incorporation), any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and
voted.   Under the Restated Certificate of Incorporation of SouthTrust, action by the written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and Bylaws of SouthTrust, the shareholders are not permitted to call a special meeting of shareholders or to require that the Board of Directors call such a meeting. Under the Georgia Banking Code, any action required or permitted to be taken by the shareholders of a bank may be taken without a meeting and without a shareholder vote if a written consent is signed by all of the holders
of the outstanding capital stock of the bank.   Under the Bylaws of First
Columbus, any action taken by the Board of Directors or any Committee thereof without a meeting is a valid action if, either before or after such action is taken, all members of the Board or the Committee sign and file with the minutes of the proceedings of the Board or Committee a unanimous written consent showing the nature of the action taken. Such a unanimous consent has the same force and effect as a unanimous vote of the Board or any Committee thereof.

                 The portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. The Bylaws of First Columbus may be amended by a vote of the majority of the Board of Directors or by a majority of all outstanding shares of First Columbus Common Stock, except that the affirmative vote of at least eighty percent (80%) of the outstanding shares of First Columbus Common Stock and the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of First Columbus Common Stock not beneficially owned by a Related Person is required to alter, amend or repeal the Article dealing with business combinations with Related Persons, and the Article relating to indemnification of directors. In addition, the shareholders, representing a majority of all of the outstanding shares of First Columbus Common Stock, may prescribe that any bylaws so adopted by the shareholders may not be altered, amended or repealed by the Board of Directors.

                 The provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change the Board of Directors, and may make the Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

RIGHTS ON LIQUIDATION

                 In the event of liquidation, the holders of SouthTrust Common Stock and the holders of First Columbus Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by either entity.

PREEMPTIVE RIGHTS

                 The holders of SouthTrust Common Stock and First Columbus Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or First Columbus, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS

                 The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to shareholders and to file other reports with the Commission and to solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its shareholders on an interim basis containing unaudited financial information.

                 The First Columbus Common Stock is registered under the Exchange Act, and, therefore, First Columbus is required to provide annual reports containing audited financial statements to shareholders in accordance with the rules of the FDIC, and to solicit proxies in accordance with the rules of the FDIC. In addition, First Columbus also provides reports to its shareholders on an interim basis containing unaudited financial information.

STOCKHOLDERS' RIGHTS PLAN

                 As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is four-ninths of a Right issued pursuant to the Rights Agreement described under such caption.

                           SUPERVISION AND REGULATION


  Bank Holding Company Regulation

                 SouthTrust is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and is registered with the Federal Reserve Board. Its banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective holding companies and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its holding company or any non-banking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

                 As a bank holding company, SouthTrust is required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and its subsidiaries.

                 According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of SouthTrust or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust may be assessed for the FDIC's loss, subject to certain exceptions.

                 Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to their holding companies without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. Comparable prohibitions on the declaration of dividends are imposed by the Alabama Banking Code, the Florida Banking Code, the North Carolina Banking Code, the South Carolina Banking Code, the Tennessee Banking Code, and the Financial Institutions Code of Georgia. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). Under the foregoing laws and regulations, at March 31, 1994, approximately $269.8 million was available for payment of dividends to SouthTrust by its bank subsidiaries without obtaining regulatory approval. The payment of dividends by any subsidiary bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

Capital Guidelines

                 The Federal Reserve Board has issued final risk-based capital guidelines for bank holding companies and member banks. The guidelines, which became effective in March 1989, were phased in over four years and, as of January 1, 1993, are final. Under the guidelines, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank must have a total risk-based capital ratio in excess of 10%. At March 31, 1994, SouthTrust and all of SouthTrust's subsidiary banks were considered "well capitalized." See "SUPERVISION AND REGULATION - Recent Legislation." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). SouthTrust's national banking subsidiaries are subject to similar capital requirements adopted by OCC, and SouthTrust's state non-member bank subsidiaries and First Columbus are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve Board, the OCC and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) which must exceed 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also proved that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

                 The following table sets forth the various regulatory capital ratios of SouthTrust and First Columbus as of the periods indicated:

                                                                                                          YEAR ENDED
                                                                                                         DECEMBER 31,
                                                                                                  --------------------------
          SOUTHTRUST                                                                                 1993             1992
          ----------                                                                                 ----             ----
         REGULATORY CAPITAL RATIOS:
            Tier 1 risk-based capital*  . . . . . . . . . . . . . . . . . . . . . .                  8.55%            8.67%
            Total risk-based capital* . . . . . . . . . . . . . . . . . . . . . . .                 12.39            12.18
            Leverage ratio* . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  6.51             6.48


                                                                                                          YEAR ENDED
                                                                                                         DECEMBER 31,
                                                                                                  --------------------------
          FIRST COLUMBUS                                                                             1993             1992
          --------------                                                                             ----             ----
         REGULATORY CAPITAL RATIOS:
            Tier 1 risk-based capital*  . . . . . . . . . . . . . . . . . . . . . .                 16.11%           14.25%
            Total risk-based capital* . . . . . . . . . . . . . . . . . . . . . . .                 17.33            15.50
            Leverage ratio* . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 10.11             9.83
- ---------------------

*Under the risk-based and leverage capital guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

  Recent Legislation

         In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. FDICIA substantially revises the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA required the federal banking agencies to develop, within one year of the date of enactment, uniform accounting standards and requirements consistent with, or no less stringent than, generally accepted accounting principles. The federal banking agencies also were required by FDICIA to develop a method for insured depository institutions to provide supplemental disclosure of contingent liabilities and the estimated fair market value of assets and liabilities, to the extent feasible and practicable, for any balance sheet, financial statement, report or condition or other report required to be filed with a federal banking agency. FDICIA required that, no later than December 1, 1993, the federal banking agencies prescribe new safety and soundness standards.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA, on September 15, 1992, the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points, effective January 1, 1993.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant will be required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "undercapitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

Depositor Preference Statute

         Legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of SouthTrust or First Columbus.

Certain Pending Legislation

         The United States House of Representatives and the Senate each has recently passed similar bills providing for the phasing- in of full, nationwide interstate banking. While the details of the bills differ somewhat in scope and implementation, within certain parameters and phase-in or transitional periods, each would permit bank holding companies to acquire banks located anywhere in the nation without regard to the location of the bank holding company. Furthermore, additional bills may be introduced in the future in the Congress and state legislatures, to alter the structure, regulation and competitive relationships of financial institutions. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the respective businesses of SouthTrust and First Columbus may be affected thereby.


                       CERTAIN INFORMATION CONCERNING THE
                           BUSINESS OF FIRST COLUMBUS

GENERAL

         First Columbus, organized in 1988, is an independent, locally owned commercial bank which conducts business in Muscogee County, Georgia. Its deposits are insured by the FDIC. First Columbus is not a member of the Federal Reserve System. First Columbus conducts a general commercial banking business, emphasizing the banking needs of households and businesses, including consumer and commercial loans, deposits, IRA accounts, safe deposit boxes, travelers' checks, certificates of deposit and other banking services.

         Columbus is the largest city in Muscogee County, Georgia. Muscogee County has an aggregate population of approximately 200,000 persons. First Columbus' service area is also comprised of Russell County, Alabama. Phenix City is the largest city in Russell County, and the county has a population of approximately 47,000. The economy of the service area of First Columbus is diversified, being comprised of various manufacturing and service organizations, and is favorably impacted by Fort Benning, the nation's largest infantry training center.

         As of March 31, 1994, First Columbus had total deposits of approximately $49 million and total loans of approximately $37 million.

         As of March 31, 1994, First Columbus employed approximately 30 persons. First Columbus believes that its relations with its employees are good.

MARKET DATA WITH RESPECT TO COMMON STOCK OF FIRST COLUMBUS

         There is no well-established trading market in the shares of First Columbus Common Stock, and the trading that occurs in the shares of First Columbus Common Stock is infrequent and is effected in relatively small amounts. During the last two years the sales price of shares of First Columbus Common Stock of which First Columbus had knowledge ranged from $9 to $9 7/8 per share. The last sale of shares of First Columbus Common Stock of which First Columbus had knowledge occurred on November 4, 1993 at a sales price of $9 per share.

         First Columbus has never declared or paid a cash dividend to its shareholders.

                   SELECTED FINANCIAL DATA OF FIRST COLUMBUS

                                                  Three Months Ended

                                                     March 31,                           Years Ended December 31,
                                               ---------------------      ----------------------------------------------------
                                                 1994        1993           1993      1992       1991        1990        1989
                                               --------     --------      -------    ------     -------    -------      ------
                                                        (dollars in thousands)
Net Interest Income . . . . . . . . . . . .    $     589    $    588     $ 2,385    $ 2,106   $  1,495   $  1,142     $  534
Provision for Loan Losses . . . . . . . . .           45          75         250        254        219        159        180
Net Income (Loss) . . . . . . . . . . . . .           87          85         405        332        133        214       (211)

Per Share Data:
   Net Income (Loss)  . . . . . . . . . . .         0.17        0.17        0.81       0.66       0.27       0.43      (0.42)
   Cash Dividends . . . . . . . . . . . . .           --          --          --         --         --         --         --

Total Average Equity  . . . . . . . . . . .    $   5,917    $  5,436     $ 5,592    $ 5,303   $  5,000   $  4,787     $4,817
Total Average Assets  . . . . . . . . . . .       54,988      54,231      55,780     50,657     37,232     25,586     13,370

Ratios:
   Average Equity to Assets . . . . . . . .        10.76%      10.02%      10.03%     10.46%     13.43%     18.71%     36.02%
   Return on Average Equity . . . . . . . .         5.88        6.25        7.24       6.26       2.66       4.47      (4.38)

   Return on Average Assets . . . . . . . .         0.63        0.63        0.73       0.65       0.35       0.84      (1.58)



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         In analyzing the financial condition of First Columbus, one key item to consider is the ratio of the equity capital to total assets. When First Columbus was chartered, the Georgia Department specified that First Columbus' Board of Directors adopt a resolution committing to maintain its capital ratio at not less than 8% during the first three years of its operations. First Columbus' capital ratio has exceeded this minimum capital ratio at all times since First Columbus commenced operations.

         Equity capital at the end of 1992 amounted to 9.9% of assets. As of December 31, 1993, First Columbus' equity capital totaled $5,792,473, or 10.15% of assets.

         There are no commitments of capital resources known to management of First Columbus which would have a material impact on First Columbus' capital position.

         During 1993, First Columbus allocated $250,000 to its loan loss reserve and at the end of the year, its provision for loan losses exceeded $417,000, representing 1.19% of outstanding loans.

         Since First Columbus began operations, it has invested its deposits in loans in Muscogee County and the immediate surrounding area. Since 1989, First Columbus has maintained a loan-to-deposit ratio of approximately 70-75% on a continuing basis (except for 1989 and 1991, when such ratio was 78% and 66% respectively), and other assets have been, and continue to be, invested in U.
S. government securities and U.S. agency securities.

         Balances in non-earning assets are maintained at minimum levels to maximize First Columbus' profit potential. Non-earning assets consist of cash and corespondent bank balances, fixed assets, interest receivable on loans and investments, capitalized organization costs, and other miscellaneous assets.

         First Columbus engages in liquidity management to insure adequate cash flow for deposit withdrawals and credit commitments. Cash needs are met either through the sale or maturity of existing assets or by the acquisition of additional funds. Through various asset/liability management strategies, a balance is maintained among goals of liquidity, safety and earnings potential. Balances held in cash and correspondent banks are reviewed daily to maximize the federal funds investment position. A heavy percentage of First Columbus' deposit base is comprised of accounts of individuals and small businesses with limited volatility. Management seeks to avoid reliance on volatile deposits that could result in liquidity pressures.

         At year-end 1993, First Columbus' liquidity ratio was 29.53% compared to the year-end 1992 ratio of 25.43% and year-end 1991 of 29.44%.

         First Columbus' investment portfolio provides a source of liquidity in the event its liquidity needs increase. Investment securities held by First Columbus on December 31, 1993, had a market value in excess of $13,250,000. These securities are readily marketable and can be immediately converted to cash. In addition to the $4,471,000 in federal funds sold, approximately 16% of First Columbus' investments mature within a 12 month period. Only U.S. Treasury and U.S. Agency Securities and certificates of deposit of other FDIC-insured institutions are purchased. First Columbus has preestablished borrowing lines for federal funds through the Georgia Bankers Bank in Atlanta and Compass Bank in Birmingham.

         Management of First Columbus believes that the above funding sources are adequate to meet liquidity needs of First Columbus without material adverse impact on operating results.


RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 1993 Compared to Fiscal Year Ended December 31, 1992

         Loan demand during 1993 was strong for a portion of 1993 but not for the entire 12 months. In addition, during the year there was considerable pressure on banks to lower rates on commercial as well as consumer loans. As a result, First Columbus' loan interest income for 1993 increased by only $156,260, or 5.2%, over 1992. Interest on time commercial loans decreased by $97,000 from 1992 and interest on time consumer loans decreased by $34,700. On the positive side, interest on real estate loans increased by $271,000 in 1993 and loan and letter of credit fees increased by $46,000 over 1992.

         Due to the continuing decline in rates on investments acceptable for purchase by First Columbus, its investment income decreased by $62,500 from 1992. Another factor contributing to the decrease was that, like many other banks, some of its higher yielding investments were called, rather than running to maturity. At the end of 1993 the market value of the investment portfolio of First Columbus amounted to $13,259,650 compared to $13,508,702 at the end of 1992.

         Total personnel expenses increased by $134,000 in 1993 over 1992. This was due to an increase in the number of employees, salary adjustments and an increase of $14,000 in employee insurance.

         First Columbus' interest expense for 1993 decreased by $184,795 from the 1992 expense and its net interest income (after allocating $250,000 to the loan loss reserve) increased by $278,571 over 1992. During 1992 First Columbus allocated $208,000 to the loan loss reserve.

         Non-interest income for 1993 increased by $110,338, or 35.5%, over 1992. The increase in non-interest income was primarily due to increases in insufficient funds charges, service charges on demand deposit accounts and profits realized on the sale of selected securities which were maturing in the near future. Profit on the sale of securities in 1993 amounted to $74,620. All proceeds from the sales were reinvested in slightly longer maturities with yields close to those of the securities which were sold.

         During 1993, First Columbus had a one-time extraordinary gain of $31,750 due to the adoption of the Financial Accounting Standards Board Statement No. 109 (dealing with accounting for income taxes).

         The 1993 profit represented a return on average assets of .73% compared to .65% in 1992 and a return on equity of 7.24% compared to 6.35% in 1992. Net income per share was $.81 in 1993 compared to $.66 in 1992.

Fiscal Year Ended December 31, 1992 Compared to Fiscal Year Ended December 31, 1991

         During 1992, total interest income increased by $679,000, or 21%, over 1991, due primarily to the increase in the loan portfolio. Non-interest income for 1992 increased by almost $103,000, or 49%, over 1991. Interest income on federal funds sold was down by $72,000 in 1992, largely due to lower rates paid for federal funds.

         Although deposits increased by over $8,800,000 during 1992, interest expense increased only $68,000 as rates declined for the entire year of 1992. With First Columbus' growth in deposits, loans and assets, it experienced an increase in its personnel and related expenses amounting to $214,000 over 1991. Other non-interest expenses increased by only $168,200 over 1991.

         The 1992 profit of First Columbus represented a return on total average assets of .65% compared to .35% for 1991. The return on average equity was 6.35% for 1992 compared to 2.66% for 1991. Income per share for 1992 was $.66 compared to $.27 for 1991 and $.43 for 1990.

         First Columbus maintained a net interest spread of 4.07% during 1992.


SELECTED STATISTICAL INFORMATION

         The following section presents statistical information for First Columbus which supplements the financial information presented elsewhere herein.

         Average balances contained in the statistical information represent month-end averages for all periods since management of First Columbus believes that amounts obtained by using this method are not materially different from those which would be obtained had daily averages been used.

Average Balances and Interest Rates
Interest Yield/Rates
(Table 1)

                                                      1993                                1992
                                         ------------------------------    -----------------------------
                                                    Interest                           Interest
                                         Average    Income/     Yield/     Average     Income/     Yield/
                                         Balance    Expense     Rate       Balance     Expense     Rate
                                         ------------------------------    ----------------------------

                                                                                 (dollars, in thousands)
ASSETS

Interest-earning assets:
  Loans (including loan fees)   . .       $35,834     $3,141      8.76%      $32,143   $ 2,984      9.28%
  Investment securities:
    Taxable . . . . . . . . . . . .        12,463        761      6.10%       11,675       807      6.91%
    Nontaxable  . . . . . . . . . .           593         29      4.95%          384        17      4.29%
  Interest earning deposits . . . .           285         12      4.30%          162         8      5.19%
  Federal funds sold  . . . . . . .         2,404         70      2.91%        2,947       103      3.51%
                                         --------    -------                --------   -------

    Total interest-earning
     assets   . . . . . . . . . . .        51,579      4,013      7.78%       47,311     3,919      8.28%
Other non-interest earning
  assets      . . . . . . . . . . .         4,201                              3,346
                                         --------                           --------

     Total assets   . . . . . . . .       $55,780                            $50,657
                                         ========                           ========

LIABILITIES AND
     STOCKHOLDERS' EQUITY:  . . . .
Interest bearing liabilities:
  Deposits:
    Interest bearing demand
      and savings . . . . . . . . .      $ 10,241   $    267      2.61%    $   8,372   $   272      3.25%
    Time      . . . . . . . . . . .        33,125      1,360      4.11%       30,274     1,541      5.09%
                                         --------    -------                --------   -------

       Total interest bearing
       liabilities  . . . . . . . .        43,365      1,627      3.75%       38,646     1,813      4.69%
Other non-interest bearing
  liabilities . . . . . . . . . . .         6,823                              6,708
Stockholders' equity  . . . . . . .         5,592                              5,303
                                         --------                           --------

    Total liabilities and
      stockholders' equity  . . . .       $55,780                            $50,657
                                          =======                            =======

Excess of interest-earning
     assets over interest
     bearing liabilities  . . . . .      $  8,214                           $  8,665
                                            =====                              =====

Ratio of interest-bearing
     assets to interest-
     bearing liabilities  . . . . .       118.94%                            122.42%

Net interest income . . . . . . . .                  $ 2,386                           $ 2,106

Net interest spread . . . . . . . .                               4.03%                            3.59%

Net interest yield on
  interest earning assets . . . . .                               4.63%                            4.45%
- -------------------------------

                                                           1991
                                             -----------------------------
                                                         Interest
                                              Average    Income/    Yield/
                                              Balance    Expense     Rate
                                             ----------------------------

ASSETS

Interest-earning assets:
  Loans (including loan fees)   . .           $21,834    $ 2,348     10.76%
  Investment securities:
    Taxable . . . . . . . . . . . .             8,429        669      7.94%
    Nontaxable  . . . . . . . . . .               230          7      2.94%
  Interest earning deposits . . . .               470         37      7.94%
  Federal funds sold  . . . . . . .             3,078        176      5.71%
                                             --------    -------

    Total interest-earning
     assets   . . . . . . . . . . .            34,041      3,237      9.51%
Other non-interest earning
  assets      . . . . . . . . . . .             3,191
                                             --------

     Total assets   . . . . . . . .           $37,232
                                             ========

LIABILITIES AND
     STOCKHOLDERS' EQUITY:  . . . .
Interest bearing liabilities:
  Deposits:
    Interest bearing demand
      and savings . . . . . . . . .          $  6,879     $  332      4.82%
    Time      . . . . . . . . . . .            20,149      1,413      7.02%
                                             --------    -------

       Total interest bearing
       liabilities  . . . . . . . .            27,028      1,745      6.46%
Other non-interest bearing
  liabilities . . . . . . . . . . .             5,204
Stockholders' equity  . . . . . . .             5,000
                                                -----

    Total liabilities and
      stockholders' equity  . . . .           $37,232
                                              =======

Excess of interest-earning
     assets over interest
     bearing liabilities  . . . . .          $  7,012
                                             ========

Ratio of interest-bearing
     assets to interest-
     bearing liabilities  . . . . .           125.94%

Net interest income . . . . . . . .                      $ 1,492

Net interest spread . . . . . . . .                                   3.05%

Net interest yield on
  interest earning assets . . . . .                                   4.38%
- -------------------------------

1        Non-accrual loans and the interest income which was recorded on these loans (both prior and subsequent to the time the loans were placed on non-accrual status, if any) are included in the yield calculation for loans in all periods reported.

Volume Rate Analysis
(Table 2)

         The following table shows a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rates for each major category of interest-earning assets and interest-bearing liabilities for 1993 over 1992, and 1992 over 1991.


                                                             1993 over 1992                               1992 over 1991
                                                 Increase (decrease) due to changes in:      Increase (decrease) due to changes in:

                                                     Volume         Rate         Total            Volume     Rate      Total
                                                     ------         ----         -----            ------     ----      -----
Interest income on:
  Loans (including loan fees) . . . . . . . . .    $330,717     $(174,449)     $156,268        $992,257   $(356,153)   $636,104

  Investment securities:
     Taxable  . . . . . . . . . . . . . . . . .      52,303       (98,255)      (45,952)        232,690     (95,344)    137,346

     Nontaxable   . . . . . . . . . . . . . . .      10,097         2,827        12,924           5,741       3,960       9,701

  Interest earning deposits . . . . . . . . . .       5,462        (1,642)        3,820         (18,906)     (9,994)    (28,900)

  Federal funds sold  . . . . . . . . . . . . .     (17,307)      (15,977)      (33,284)         (7,185)    (65,115)    (72,300)
                                                     -------      -------       -------          ------     -------     --------

     Total interest-earning assets  . . . . . .    $381,272     $(287,496)      $93,776      $1,204,596   $(522,645)   $681,951
                                                   ========     =========       =======      ==========   =========    ========

Interest expense on:
  Deposits:
     Interest bearing demand
       and savings  . . . . . . . . . . . . . .    $ 54,247     $ (59,302)      $(5,055)        $62,521   $(122,150)   $(59,629

          Time  . . . . . . . . . . . . . . . .     135,477      (316,379)     (180,902)        585,084    (457,637)    127,447
                                                     -------     --------      --------         -------   --------      -------

          Total interest-bearing liabilities  .    $189,724     $(375,681)    $(185,957)       $647,605   $(579,787)    $67,818
                                                   ========     =========     =========        ========   =========     =======




Rate/volume variances are allocated between rate variances and volume variances using a weighted average allocation method.

Investment Portfolio
(Table 3)

         The following table presents the book value and market value of investments by category at December 31, 1993 and 1992.


                                                                                   1993                          1992
                                                                      -----------------------------   ---------------------
                                                                       Book                 Market    Book           Market
                                                                       ----                 ------    ----           ------
                                                                              (in thousands)              (in thousands)

United States treasuries and agencies . . . . . . . . . . . . . .           $7,908         $8,002       $9,659        $9,842
State, county and municipal . . . . . . . . . . . . . . . . . . .              595            598          501           509
Other investments - mortgage backed securities  . . . . . . . . .            4,627          4,659        3,118         3,157
                                                                            ------          -----        -----         -----

                                                                          $ 13,130       $ 13,259     $ 13,278      $ 13,509
                                                                            ======         ======       ======        ======



            The following table presents the maturities of investments by category at December 31, 1993.


                                                                U.S.                                                      Weighted
                                                             Treasuries               Other                               Average
Maturities at December 31, 1993                             and Agencies           Investments            SCM's            Yields
- -------------------------------                             ------------           -----------            -----            ------
                                                                                        (in thousands)

Within 1 year . . . . . . . . . . . . . . . . . . . . .        $ 2,162             $ 1,877                  -               8.22%

After 1 through 5 years . . . . . . . . . . . . . . . .          5,596                 379                  -               5.62%

After 5 through 10 years  . . . . . . . . . . . . . . .            150               2,371                 $595             6.95%
                                                                 -----               -----                  ---

            Totals  . . . . . . . . . . . . . . . . . .        $ 7,908              $4,627                 $595
                                                                 =====               =====                  ===


         Other investments in the above totals include mortgage-backed securities with carrying amounts aggregating $4,627,173. These mortgage backed securities are included in the maturities categories in which they are anticipated to be repaid based on scheduled maturities.

Loan Portfolio
(Table 4)

         The following table presents loans by type at December 31, 1993 and December 31, 1992:

                                                                                1993                     1992
                                                                           -------------            --------------
                                                                           (in thousands)           (in thousands)
Commercial, financial
   and agricultural . . . . . . . . . . . . . . . . . . . . . . .             $ 8,939                  $ 9,759
Real estate - construction  . . . . . . . . . . . . . . . . . . .               8,626                    7,862
Real estate - mortgage  . . . . . . . . . . . . . . . . . . . . .              13,140                   12,262
Installment loans to individuals  . . . . . . . . . . . . . . . .               4,275                    4,568
                                                                               ------                   ------

                                                                              $34,980                   $34,451
                                                                               ======                    ======

         As of December 31, 1993, maturities of loans in the indicated classification were as follows:

                                                               Commercial,
                                                             Financial and                 Real Estate
                                                              Agricultural                 Construction                    Total
                                                              ------------                 ------------                    -----
                                                             (in thousands)               (in thousands)             (in thousands)

Within 1 year . . . . . . . . . . . . . . . . . . . . .         $ 5,568                      $ 5,850                     $ 11,417
1 to 5 years  . . . . . . . . . . . . . . . . . . . . .           3,022                        2,444                        5,467
After 5 years . . . . . . . . . . . . . . . . . . . . .             349                          333                          681
                                                                  -----                        -----                       ------

                                                                $ 8,939                      $ 8,627                     $ 17,565
                                                                  =====                        =====                       ======

         As of December 31, 1993, the interest terms of loans in the indicated classifications for the indicated maturity ranges were as follows:

                                                                  Fixed                      Variable
                                                                Interest                     Interest
                                                                  Rates                       Rates                       Total
                                                                  -----                       -----                       -----
                                                             (in thousands)               (in thousands)             (in thousands)
Commercial, financial and agricultural:
   1 to 5 years maturity  . . . . . . . . . . . . . .           $ 3,022                           -                     $ 3,022
   After 5 years maturity   . . . . . . . . . . . . .               349                           -                         349
                                                                  -----                                                  ------

                                                                  3,371                           -                       3,371
                                                                  -----                                                   -----

Real estate - construction:
   1 to 5 years maturity  . . . . . . . . . . . . . .            $2,394                          50                       2,444
   After 5 years maturity   . . . . . . . . . . . . .               333                           -                         333
                                                                  -----                       -----                       -----

                                                                  2,727                          50                       2,777
                                                                  -----                          --                       -----

                                                                 $6,098                        $ 50                      $6,148
                                                                  =====                          ==                       =====

         Past due and non-accrual loans and interest that would have been reported on non-accrual loans had they been on accrual status as of December 31, 1993 and 1992 were as follows (in thousands):

                                                                              1993                       1992
                                                                              ----                       ----
                                                                         (in thousands)             (in thousands)
Accruing loans 90 days or more past due . . . . . . . . . . . . .             $ 16                       $ 12
Non-accrual loans . . . . . . . . . . . . . . . . . . . . . . . .              108                        117
Interest income on non-accrual loans
   which would have been reported . . . . . . . . . . . . . . . .               10                          5
Interest recorded as income . . . . . . . . . . . . . . . . . . .                -                          -





         A loan is placed on non-accrual status when, in management's judgment, the collection of interest appears doubtful. As a result of management's ongoing review of the loan portfolio, loans are classified as non-accrual generally when they are past due in principal or interest payments for more than 90 days or it is otherwise not reasonable to expect collection of principal and interest under the original terms. Exceptions are allowed for 90 day past due loans when such loans are well secured and in process of collection. Generally, payments received on non-accrual loans are applied directly to principal.

Allowance for Loan Losses
(Table 5)


                                                                                            1993                     1992
                                                                                     ---------------           ---------------
Balance at beginning of year  . . . . . . . . . . . . . . . . . . . . .              $       498,000           $       290,000
Charge-offs:
       Commercial, financial and agricultural . . . . . . . . . . . . .                      255,000                    17,000
       Real estate-construction . . . . . . . . . . . . . . . . . . . .                       15,000                       -
       Real estate-mortgage . . . . . . . . . . . . . . . . . . . . . .                          -                         -
       Installment loans to individuals . . . . . . . . . . . . . . . .                       97,000                    39,000
                                                                                     ---------------           ---------------

                                                                                             367,000                    56,000
                                                                                     ---------------           ---------------

Recoveries:
       Commercial, financial and agricultural . . . . . . . . . . . . .                       35,000                     7,000
       Real estate-construction . . . . . . . . . . . . . . . . . . . .                          -                         -
       Real estate-mortgage . . . . . . . . . . . . . . . . . . . . . .                          -                         -
       Installment loans to individuals . . . . . . . . . . . . . . . .                        1,000                     3,000
                                                                                     ---------------           ---------------

                                                                                              36,000                    10,000
                                                                                     ---------------           ---------------

Net charge-offs . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      331,000                    46,000


Additions charged to operations . . . . . . . . . . . . . . . . . . . .                      250,000                   254,000
                                                                                     ---------------           ---------------

Balance at end of year  . . . . . . . . . . . . . . . . . . . . . . . .              $       417,000           $       498,000
                                                                                     ===============           ===============

Ratio of net charge-offs during the
       period to average loans outstanding
       during the period  . . . . . . . . . . . . . . . . . . . . . . .                        0.92%                     0.14%
                                                                                     ===============           ===============


         Management performs an evaluation of the loan portfolio monthly. During this evaluation, potential problem loans are reviewed and a determination is made as to the potential losses. The evaluation takes into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

Deposits
(Table 6)

         The average balance of deposits and the average rates paid on such deposits are summarized for the periods indicated in the following table:

                                                                                   1993                         1992
                                                                       --------------------------     ------------------------
                                                                         Amount           Rate          Amount          Rate
                                                                         -------          ----          ------          ----
                                                                            (in thousands)                 (in thousands)
Demand deposits:
   Non-interest bearing   . . . . . . . . . . . . . . . . .               $6,452           -            $5,912            -
   Interest-bearing demand
      and savings   . . . . . . . . . . . . . . . . . . . .               10,241          2.61%          8,372           3.25%
   Time deposits  . . . . . . . . . . . . . . . . . . . . .               33,125          4.11%         30,274           5.09%
                                                                          ------                        ------
   Total      . . . . . . . . . . . . . . . . . . . . . . .              $49,818                       $44,558
                                                                          ======                        ======

         Maturities of time certificates of deposit and individual retirement accounts of $100,000 or more outstanding at December 31, 1993 are summarized as follows:

Within 3 months . . . . . . . . . . . . . . . . . . . . . .                        $    4,660,000
After 3 through 12 months . . . . . . . . . . . . . . . . .                             3,767,000
After 12 months . . . . . . . . . . . . . . . . . . . . . .                               803,000
                                                                                   --------------
                                                                                   $    9,230,000
                                                                                   ==============


Selected Ratios
(Table 7)

                                                                                1993                      1992
                                                                              --------                  --------
Net income to:
  Average stockholders' equity  . . . . . . . . . . . . . .                     7.24%                    6.35%
  Average assets  . . . . . . . . . . . . . . . . . . . . .                     0.73%                    0.65%
Dividends to net income . . . . . . . . . . . . . . . . . .                        -                         -
Average equity to average assets  . . . . . . . . . . . . .                    10.03%                   10.31%

              BENEFICIAL OWNERSHIP OF FIRST COLUMBUS COMMON STOCK

         First Columbus is authorized under its Articles of Incorporation to issue 10,000,000 shares of First Columbus Common Stock. As of _______________, 1994 (the Record Date), First Columbus had issued and outstanding 500,000 shares of First Columbus Common Stock (exclusive of 35,000 shares of First Columbus Common Stock which may be acquired pursuant to options). The following table sets forth information as of the Record Date with respect to those persons known by First Columbus to be the beneficial owners of more than 5% of the outstanding shares of First Columbus Common Stock, and as to shares of First Columbus Common Stock beneficially owned by the directors of First Columbus individually and by all officers and directors of First Columbus as a group. Management of First Columbus knows of no other persons, other than those set forth in the following table, who own beneficially more than 5% of the outstanding shares of First Columbus Common Stock as of the date of this Proxy Statement/Prospectus. See "THE MERGER-Background of the Merger; Reasons for Merger; Recommendation of the Board of Directors of First Columbus."

                                                   AMOUNT AND NATURE
               NAME OF                               OF BENEFICIAL                        PERCENT
           BENEFICIAL OWNER                           OWNERSHIP(1)                      OF CLASS(2)
           ----------------                       -------------                         --------
5% Shareholder:

         Dennis W. Calhoun(3)                        35,000  shares                         6.6%
         2301 Airport Thruway
         Columbus, GA  31902

Directors:

         Wilson W. Blackmon                           8,000  shares(4)                      1.6%

         N. R. Boyd                                   3,000  shares                         0.6%

         Lee R. Grogan, Sr.                          10,000  shares                         2.0%

         George W. Jeter                             24,700  shares(5)                      4.9%

         D. L. Jordan                                10,000  shares                         2.0%

         Jack W. McGuire                             11,150  shares                         2.2%

         W. Richard McGuire                          20,300  shares(6)                      4.0%

         Fred W. Mitchell, Jr.                        5,790  shares(7)                      1.2%

         Charlie Frank Riley                          5,000  shares                         1.0%

         H. S. Roberts, Jr.                           5,600  shares(8)                      1.1%

         John D. Watson, Jr.                         22,350  shares                         4.5%

All Directors and
         Officers of First Columbus
         as a group (14 persons)                     170,990 shares                         31.9%

- -------------------------------------------

(1) Includes all shares held directly as well as by spouses and minor children over which shares the named individuals or group of individuals exercise sole or shared voting or investment power. The figures set forth above include all shares of First Columbus Common Stock that such person has the right to acquire within 60 days after the date of this Proxy Statement/Prospectus, in the amounts as follows: Mr. Calhoun, 25,000 shares; Kenneth A. Roberts, 5,000 shares; and Roger D. Hughes, 5,000 shares.

(2) Shares of First Columbus which may be acquired upon the exercise of stock options have been treated as outstanding shares for the purpose of computing the percentage of the total number of outstanding shares of Common Stock owned by the persons holding the options, but have not been treated as outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.

(3)      Mr. Calhoun is the President and a director of First Columbus.

(4) Includes 3,500 shares owned by Blackmon Oil Co., of which Mr. Blackmon is President; and 1,000 shares held by Mr. Blackmon as trustee for his daughter.

(5) Includes 3,200 shares owned jointly by Mr. Jeter and his wife, as to which voting and investment powers are shared.

(6) Includes 10,000 shares owned by Wright Associates of which Mr. McGuire is President, and 300 shares owned by Mr. McGuire as custodian for his grandchildren.

(7) Includes 290 shares owned by Mitchell Insurance Agency of which Mr. Mitchell is President.

(8) Includes 100 shares owned by Mr. Roberts jointly with his mother, as to which voting and investment powers are shared.


                                 LEGAL MATTERS

         Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 1400 Park Place Tower, 2001 Park Place, Birmingham, Alabama, counsel for SouthTrust. As of March 31, 1994 the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,130,000 shares of SouthTrust Common Stock.


                                    EXPERTS

         The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

         The audited financial statements and schedules included in this Proxy Statement/Prospectus have been examined by Evans, Porter, Bryan & Co., independent accountants, at December 31, 1993 as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         The financial statements as of December 31, 1992 and 1991 and for each of the two years in the period ended December 31, 1992 included in this Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Representatives of Evans, Porter, Bryan & Co. are expected to be present at the Special Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             ADDITIONAL INFORMATION

OTHER BUSINESS

         The Board of Directors of First Columbus does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus.

If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

         (i) SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1993 (including therein certain portions of SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held April 20, 1994) (Commission File No. 0-3613); and

         (ii) SouthTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (Commission File No. 0-3613).

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy
Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy
Statement/Prospectus from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard, Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.

                       INDEX TO THE FINANCIAL STATEMENTS
                OF FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

Caption                                                                                                              Page
- -------                                                                                                              ----
Unaudited Financial Statements:

         Balance Sheet March 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2

         Statements of Earnings for the three months ended March 31, 1994 and 1993  . . . . . . . . . . . . . . . .   F-3

         Statements of Changes in Equity Capital for the three months ended March 31, 1994 and 1993 . . . . . . . .   F-4

         Statements of Cash Flows for the three months ended March 31, 1994 and 1993  . . . . . . . . . . . . . . .   F-5

         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-6


Audited Financial Statements:

         Report of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-7

         Balance Sheets December 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-9

         Statements of Earnings for the three years ended December 31, 1993, 1992 and 1991  . . . . . . . . . . . .  F-10

         Statements of Changes in Stockholders' Equity for the three years ended December 31, 1993, 1992 and 1991 .  F-12

         Statements of Cash Flows for the three years ended December 31, 1993, 1992 and 1991  . . . . . . . . . . .  F-13

         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-15





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                                                            Balance Sheet
                                                            (In Thousands)

         Assets                                                                                  March 31, 1994
         ------                                                                                  --------------

Cash and due from banks                                                                             $ 2,070

Interest bearing time deposits
         with other banks                                                                               398

Investment securities                                                                                12,661

Federal funds sold                                                                                    2,239

Loans, net                                                                                           36,305

Bank premises and equipment                                                                           1,265

Accrued interest receivable & other assets                                                              521
                                                                                                    -------

         Total Assets                                                                               $55,459
                                                                                                    =======


         Liabilities and Stockholders' Equit
         -----------------------------------

Deposits:

         Demand                                                                                     $ 6,957
         Interest-bearing demand                                                                      9,389
         Savings                                                                                      2,257
         Time                                                                                        30,821
                                                                                                     ------

            Total Deposits                                                                           49,424

Other liabilities                                                                                       244
                                                                                                    -------

         Total Liabilities                                                                          $49,668
                                                                                                    -------

Stockholders' Equity:

Common stock, par value $5.00; 10,000,000
         shares authorized; 500,000 shares issued
         and outstanding                                                                              2,500

Paid in Capital                                                                                       2,419

Unrealized Losses on Available
         for Sale Securities                                                                            (88)

Retained Earnings                                                                                       960
                                                                                                    -------

         Total Equity Capital                                                                         5,791
                                                                                                    -------

                                                                                                    $55,459
                                                                                                    =======





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                             STATEMENTS OF EARNINGS

            FOR THE PERIODS ENDED MARCH 31, 1993 AND MARCH 31, 1994
                                 (In Thousands)

                                                                                                            Period Ended
                                                                                                             March 31,
                                                                                                     1993                 1994
                                                                                                     -------------------------
Interest Income:
   Interest and fees on loans                                                                     $  784                  $758

   Interest on time deposits with
   other banks                                                                                         2                     4

   Interest on federal funds sold                                                                     11                    16

   Interest on investment securities                                                                 206                   179
                                                                                                  ------                  ----

         Total Interest Income                                                                     1,003                   957
                                                                                                  ------                  ----

Interest Expense:
   Interest on time certificate of deposits
   of $100,000 or more                                                                                72                    72

   Interest on other deposits                                                                        342                   296

   Interest on Federal Funds purchased                                                                 1                     0
                                                                                                  ------                  ----

         Total Interest Expense                                                                      415                   368
                                                                                                  ------                  ----

         Net Interest Income                                                                         588                   589

Provision For Loan Losses                                                                             75                    45
                                                                                                  ------                  ----
         Net interest income after provision
         for possible loan losses                                                                    513                   544
                                                                                                  ------                  ----

Other Income:
   Service charges on deposit accounts                                                                48                    46

   Other Income                                                                                       40                    26
                                                                                                  ------                  ----

         Total Other Income                                                                           88                    72
                                                                                                  ------                  ----

Other Expenses:
   Salaries and employee benefits                                                                    225                   233

   Occupancy                                                                                          84                    79

   Other                                                                                             168                   175
                                                                                                  ------                  ----

         Total Other Expenses                                                                        477                   487
                                                                                                  ------                  ----

         Income Before Income Taxes                                                                  124                   129

Income Tax                                                                                            39                    42
                                                                                                  ------                  ----

         Net Earnings                                                                             $   85                 $  87
                                                                                                  ======                 =====

Earnings Per Share                                                                                   .17                   .17





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR PERIODS ENDED MARCH 31, 1994 AND MARCH 31, 1993
                         (In Thousands, except shares)


                                                    Common Stock                                         Unrealized
                                                    ------------           Paid-in     Retained            (Loss)
                                              Shares        Par Value      Capital      Earnings        AFS Securities     Total
                                              ------        ---------      -------      --------        --------------     -----
Balance December 31, 1992                      500,000         2,500         2,419          469                 --          5,388

Net Earnings                                        --            --            --           85                 --             85
                                                  ----          ----          ----         ----               ----          -----

Balance March 31, 1993                         500,000         2,500         2,419          554                 --          5,473

Net Earnings                                        --            --            --          319                 --            319
                                                  ----          ----          ----         ----               ----          -----

Balance December 31, 1993                      500,000         2,500         2,419          873                 --          5,792

Net Earnings                                        --            --            --           87                                87

Unrealized Loss on Available
  for Sale Securities                               --            --            --           --               (88)            (88)
                                                  ----          ----          ----         ----               ----           ----

Balance March 31, 1994                         500,000         2,500         2,419          960               (88)          5,791
                                               =======         =====         =====        =====               ====          =====




                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                            STATEMENTS OF CASH FLOWS

            FOR THE PERIODS ENDED MARCH 31, 1993 AND MARCH 31, 1994
                                 (In Thousands)


                                                                                                      1993            1994
                                                                                                    --------        --------
Cash flows from operating activities:
     Net earnings                                                                                    $    85       $     87
     Adjustments to reconcile net earnings to net cash
     provided by (used in) operating activities
              Depreciation and amortization                                                               29             33
              Provision for loan losses                                                                   18             45
              Change in interest receivable                                                              (73)           106
              Change in interest payable                                                                 (55)           (17)
              Change in accrued expenses and
                other liabilities                                                                       (225)           (34)
              Change in other assets                                                                       8             83
                                                                                                     -------       --------
              Net cash provided by (used in)
                operating activities                                                                    (213)           303
                                                                                                     -------       --------

Cash flows from investing activities:
     Purchases of investment securities                                                                    -           (250)
     Proceeds from sales and maturities of
       investment securities                                                                             231            632
     Net change in interest bearing deposits with
       other banks                                                                                         0             99
     Net increase in loans                                                                            (2,594)        (1,787)
     Purchases of bank premises and equipment                                                             (2)            (2)
                                                                                                     -------       --------

              Net cash used in investing activities                                                   (2,365)        (1,308)

Cash flows from financing activities:
     Net change in deposits                                                                              376         (1,524)
                                                                                                     -------       --------

              Net cash provided (used) by financing activities                                           376         (1,524)
                                                                                                     -------       --------

Net change in cash and cash equivalents                                                               (2,202)        (2,529)

Cash and cash equivalents at beginning of period                                                       4,934          6,838
                                                                                                     -------       --------

Cash and cash equivalents at end of period                                                           $ 2,732       $  4,309
                                                                                                     =======       ========





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY
                         Notes to Financial Statements

1.   Basis of Presentation

              The financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the financial position of First Columbus Community Bank & Trust Company (the "Bank") as of March 31, 1994 and 1993, and the results of its operations and cash flows for the periods covered herein. All such adjustments are of a normal recurring nature.

2.   Classification of Securities

              As of January 1, 1994, the Bank changed its method of accounting for certain investments in debt and equity securities in accordance with Statement of Financial Accounting Standard (SFAS) 115. SFAS 115 requires the classification of debt and equity securities into one of three categories: available for sale, held to maturity, or trading. Securities that will be held for indefinite periods of time, including securities that will be used as part of the Bank's asset/liability management strategy or that may be sold in response to changes in interest rates, prepayment risks, poor real estate environment, acquisitions, or similar factors, are classified as available for sale and accounted for at the lower of cost or market value. Those securities for which management of the Bank determines the positive intent and ability to hold until maturity are classified as such and accounted for at cost. Securities that are frequently bought and sold with the objective of generating profits on short-term price differences are considered trading securities. The Bank does not hold securities for trading purposes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors and Stockholders
First Columbus Community Bank & Trust Company


We have audited the accompanying balance sheet of First Columbus Community Bank & Trust Company as of December 31, 1993, and the related statements of earnings, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1992 and for the two years in the period then ended were audited by other auditors whose report dated January 15, 1993, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1993 financial statements referred to above present fairly, in all material respects, the financial position of First Columbus Community Bank & Trust Company as of December 31, 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in note 9, the Bank changed its method of accounting for income taxes in 1993.


                                                  /s/ EVANS, PORTER, BRYAN & CO.





Atlanta, Georgia
January 18, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of First Columbus Community Bank & Trust Company


In our opinion, the accompanying balance sheets and the related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial positions of First Columbus Community & Trust Company at December 31, 1992 and 1991, and the results of its operations and its cash flows for the years the ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Bank's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonably assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PRICE WATERHOUSE
January 15, 1993
Atlanta, Georgia

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                                 Balance Sheets

                           December 31, 1993 and 1992



                                                              Assets
                                                              ------
                                                                                                         1993               1992
                                                                                                         ----               ----
Cash and due from banks                                                                             $ 2,367,006           2,462,350
Federal funds sold                                                                                    4,471,000           2,472,000
                                                                                                     ----------          ----------

            Cash and cash equivalents                                                                 6,838,006           4,934,350

Interest-bearing time deposits with other banks                                                         497,000             219,829
Investment securities (market value of $13,259,650
      and $13,508,702) (note 2)                                                                      13,130,588          13,277,742
Loans, net (note 3)                                                                                  34,562,683          33,952,890
Bank premises and equipment, net (note 4)                                                             1,296,385             650,209
Other real estate (note 5)                                                                               -                  709,750
Accrued interest receivable                                                                             469,904             399,380
Other assets                                                                                            240,086             376,033
                                                                                                     ----------          ----------
            Total assets                                                                            $57,034,652          54,520,183
                                                                                                     ==========          ==========
                                                 Liabilities and Stockholders' Equity
                                                 ------------------------------------
Deposits:
      Demand                                                                                        $ 7,945,668           6,328,325
      Interest-bearing demand                                                                         8,986,001           8,370,627
      Savings                                                                                         2,025,867           1,803,031
      Time, $100,000 and over                                                                         8,926,822           7,393,574
      Other time                                                                                     23,062,994          24,705,706
                                                                                                     ----------          ----------

            Total deposits                                                                           50,947,352          48,601,263

Accrued interest payable                                                                                169,707             236,881
Other liabilities                                                                                       125,120             294,155
                                                                                                     ----------          ----------

            Total liabilities                                                                        51,242,179          49,132,299
                                                                                                     ----------          ----------

Commitments (note 6)

Stockholders' equity (notes 7 and 8):
      Common stock, $5.00 par value; 10,000,000 shares
         authorized; 500,000 issued and outstanding                                                   2,500,000           2,500,000
      Paid-in capital                                                                                 2,419,511           2,419,511
      Retained earnings                                                                                 872,962             468,373
                                                                                                     ----------          ----------

            Total stockholders' equity                                                                5,792,473           5,387,884
                                                                                                     ----------          ----------

                                                                                                    $57,034,652          54,520,183
                                                                                                     ==========          ==========

See accompanying notes to financial statements.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                             Statements of Earnings

              For the Years Ended December 31, 1993, 1992 and 1991


                                                                                        1993              1992               1991
                                                                                       ----               ----               ----
Interest income:
  Interest and fees on loans                                                         3,140,611         2,984,343          2,348,239
  Interest on time deposits with other banks                                            12,219             8,399             37,299
  Interest on federal funds sold                                                        70,062           103,346            175,646
  Interest on investment securities:
          U.S. Treasury                                                                346,399           296,950            155,121
          U.S. Government agencies                                                     216,357           371,068            416,500
          Mortgage-backed securities                                                   197,896           135,520            104,397
          State, county and municipal                                                   29,385            19,527              2,770
                                                                                     ---------         ---------          ---------

              Total interest income                                                  4,012,929         3,919,153          3,239,972
                                                                                     ---------         ---------          ---------

Interest expense:
  Interest expense on deposits:
          Demand                                                                       211,664           213,961            289,177
          Savings                                                                       55,214            52,543             39,972
          Time                                                                       1,068,738         1,091,106            910,744
          Time, over $100,000                                                          291,305           453,442            505,167
                                                                                     ---------         ---------          ---------

                                                                                     1,626,921         1,811,052          1,745,060
  Other interest expense                                                                 1,162             1,826             -
                                                                                     ---------         ---------          ---------

              Total interest expense                                                 1,628,083         1,812,878          1,745,060
                                                                                     ---------         ---------          ---------

              Net interest income                                                    2,384,846         2,106,275          1,494,912


Provision for loan losses (note 3)                                                    250,000            254,000            218,943
                                                                                     --------          ---------          ---------

              Net interest income after provision for
                 loan losses                                                         2,134,846         1,852,275          1,275,969
                                                                                     ---------         ---------          ---------

Other income:
  Service charges on deposit accounts                                                  301,596           253,829            154,780
  Securities gains                                                                      74,620            16,826              4,245
  Other income                                                                          59,705            39,776             48,533
                                                                                     ---------         ---------          ---------

              Total other income                                                       435,921           310,431            207,558
                                                                                     ---------         ---------          ---------

Other expenses:
  Salaries and employee benefits                                                       938,498           789,947            558,635
  Occupancy                                                                            357,505           324,173            282,480
  Other operating (note 11)                                                            692,943           550,604            441,364
                                                                                     ---------         ---------          ---------

              Total other expenses                                                   1,988,946         1,664,724          1,282,479
                                                                                     ---------         ---------          ---------

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

              For the Years Ended December 31, 1993, 1992 and 1991


                                                                                              1993           1992            1991
                                                                                              ----           ----            ----
              Earnings before income taxes and cumulative
                 effect of accounting change                                                     581,821      497,982       201,048

Income taxes (note 9)                                                                            208,984      166,251        67,648
                                                                                               ---------   ----------     ---------

              Earnings before cumulative effect of accounting
                 change                                                                          372,837      331,731       133,400

Cumulative effect on prior years for change in
     accounting principle for income taxes (note 9)                                               31,752        -             -
                                                                                              ----------   ----------     ---------

              Net earnings                                                                  $    404,589      331,731       133,400
                                                                                              ==========   ==========     =========

Earnings per common share:

              Earnings per share before cumulative
                 effect of accounting change                                                $        .75          .66           .27

              Cumulative effect of accounting change                                                 .06        -             -
                                                                                              ----------   ----------     ---------

              Net earnings per share                                                        $        .81          .66           .27
                                                                                              ==========   ==========     =========

Weighted average number of shares outstanding                                                    500,000      500,000       500,000
                                                                                              ==========   ==========     =========





See accompanying notes to financial statements.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                 Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 1993, 1992 and 1991




                                                                Common Stock
                                                         ------------------------
                                                          Number                          Paid-in        Retained
                                                         of Shares        Amount          Capital        Earnings          Total
                                                         ---------        ------          -------        --------          -----

Balance, December 31, 1990                                 500,000    $    2,500,000        2,419,511         3,242       4,922,753

Net earnings                                                  -               -                -            133,400         133,400
                                                           -------         ---------        ---------       -------       ---------

Balance, December 31, 1991                                 500,000         2,500,000        2,419,511       136,642       5,056,153

Net earnings                                                  -               -                -            331,731         331,731
                                                           -------         ---------        ---------       -------       ---------

Balance, December 31, 1992                                 500,000         2,500,000        2,419,511       468,373       5,387,884

Net earnings                                                  -                -               -            404,589         404,589
                                                           -------         ---------        ---------       -------       ---------

Balance, December 31, 1993                                 500,000    $    2,500,000        2,419,511       872,962       5,792,473
                                                           =======         =========        =========       =======       =========





See accompanying notes to financial statements.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                            Statements of Cash Flows

              For the Years Ended December 31, 1993, 1992 and 1991


                                                                                            1993             1992            1991
                                                                                            ----             ----            ----

Cash flows from operating activities:
  Net earnings                                                                            $404,589         $331,731        $133,400
  Adjustments to reconcile net earnings to
         net cash provided by operating activities:
            Depreciation, amortization and accretion                                       235,999          122,058         104,323
            Provision for loan losses                                                      250,000          254,000         218,943
            Provision for deferred taxes                                                   103,689          (51,497)          8,140
            Gain on sales of investment securities                                         (74,620)         (16,826)         (4,245)
            Loss on retirement of equipment                                                  7,015            6,390           3,018
            Cumulative effect of accounting change                                         (31,752)           -                 -
            Change in:
                       Interest receivable                                                 (70,524)         (19,344)        (85,188)
                       Other assets                                                         53,834          (23,269)        186,896
                       Interest payable                                                    (67,174)        (183,035)        116,116
                       Other liabilities                                                  (169,035)         180,788          28,788
                                                                                        ----------       ----------     -----------

                          Net cash provided by operating activities                        642,021          600,996         710,191
                                                                                        ----------      -----------     -----------

Cash flows from investing activities:
  Net change in interest bearing deposits with
         other banks                                                                      (277,171)          (1,941)        390,677
  Purchases of investment securities                                                    (6,208,042)      (5,823,670)     (6,476,208)
  Proceeds from sales of investment securities                                           2,854,031        1,431,172         252,031
  Maturities of investment securities                                                    3,495,936        2,400,000       1,450,000
  Net change in loans                                                                     (150,043)      (8,700,092)     (8,741,045)
  Purchases of bank premises and equipment                                                (799,165)        (155,589)       (111,595)
                                                                                         ---------      -----------     -----------

                          Net cash used by investing activities                         (1,084,454)     (10,850,120)    (13,236,140)
                                                                                         ---------      -----------     -----------

Cash flows from financing activities:
  Net change in demand and savings deposits                                              2,455,553         (243,765)      7,924,145
  Net change in time deposits                                                             (109,464)       9,080,956       6,557,673
                                                                                         ---------      -----------      ----------

                          Net cash provided by financing activities                      2,346,089        8,837,191      14,481,818
                                                                                         ---------       ----------      ----------

Net change in cash and cash equivalents                                                  1,903,656       (1,411,933)      1,955,869

Cash and cash equivalents, beginning of year                                             4,934,350        6,346,283       4,390,414
                                                                                         ---------       ----------      ----------

Cash and cash equivalents, end of year                                                  $6,838,006       $4,934,350      $6,346,283
                                                                                        ==========       ==========      ==========





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

              For the Years Ended December 31, 1993, 1992 and 1991


                                                                                          1993               1992           1991
                                                                                          ----               ----           ----
Supplemental disclosures of cash flow information:
   Cash paid for interest                                                         $      1,695,257        1,995,913       1,628,944
   Cash paid for income taxes                                                     $        424,482           84,400          35,024

   Noncash investing and financing activities:
          Transfer of loans to other real estate owned                            $         -               709,750         272,327
          Transfers from other real estate owned to loans                         $        709,750          272,327            -





See accompanying notes to financial statements.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(1)      Summary of Significant Accounting Policies

         The financial statements are presented in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

         Organization of the Business
         First Columbus Community Bank & Trust Company (the Bank) is a commercial bank incorporated to serve Columbus and the surrounding Muscogee County area. The Bank is chartered and regulated by the Georgia Department of Banking and Finance and its deposits are insured by and the Bank is subject to regulation by the Federal Deposit Insurance Corporation.

         Investment Securities
         Investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Sales of investment securities may be consummated as a result of changing liquidity needs, capital standards or levels of portfolio risk. Gains and losses on sales of investment securities are recognized using the specific identification method when securities are sold.

         Loans and Allowance for Loan Losses
         Loans are stated at the principal amount outstanding reduced by an allowance for loan losses. Interest income on loans is recognized to reflect a constant rate of return on net funds outstanding.

         Accrual of interest income on individual loans is discontinued when principal or interest is past due for 90 days or more unless the loan is well secured and in the process of collection. Interest accrued but not collected is reversed against income when a loan is classified as nonaccruing unless the ultimate collection of interest is probable. Fees and costs directly related to the origination of loans are deferred and recognized over the life of the loans as an adjustment of yield.

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses on existing loans that may become uncollectible.

         Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

         Management believes that the allowance for loan losses is adequate.
               While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for possible loan losses. Such agencies may require additions to the allowance based on their judgements of information available to them at the time of their examination.

         Estimates, appraisals and evaluations of loans are critical to the financial statements. Accordingly, changes in such estimates, appraisals and evaluations might be required quickly because of changing economic conditions and the economic prospects of borrowers.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(1)      Summary of Significant Accounting Policies, continued

         Premises and Equipment
         Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes and using straight-line and accelerated methods for income tax purposes. Additions and major improvements are capitalized while routine maintenance and repairs are expensed as incurred.

         Other Real Estate
         Properties acquired through foreclosure are carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose. Accounting standards define fair value as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale. Fair values at foreclosure are based on appraisals. Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses. Subsequent writedowns are provided by charges to income through the allowance for losses on other real estate in the period in which the need arises.

         Net Earnings Per Share
         Net earnings per share is calculated based on the weighted average number of shares of common stock outstanding during the year of 500,000 shares. Stock warrants issued in connection with the initial stock offering, which expired unexercised on March 31, 1992, and stock options issued to certain officers of the Bank, as described in Note 8, are considered to be common stock equivalents for purposes of calculating net earning per share. Common stock equivalents have not been included in the net earnings per share calculation for the years ended December 31, 1993, 1992 and 1991 as their effect is less than 3%.

         Reclassifications
               Certain 1992 and 1991 amounts have been reclassified to conform to the 1993 presentation.

(2)      Investment Securities
         The carrying value and the estimated market value of investment securities at December 31, 1993 and 1992 are presented below:

                                                                                         Gross             Gross         Estimated
                                                                     Carrying        Unrealized        Unrealized          Market
               1993                                                    Value              Gains            Losses           Value
               ----                                                  ---------       ------------      ------------      ----------
         U.S. Treasury                                            $    5,179,974         79,632            29,950          5,229,656
         U.S. Government agencies                                      2,728,156         48,489             4,391          2,772,254
         Mortgage-backed securities                                    4,627,173         65,520            33,279          4,659,414
         Municipal securities                                            595,285          3,922               881            598,326
                                                                      ----------        -------            ------         ----------

                                                                  $   13,130,588        197,563            68,501         13,259,650
                                                                      ==========        =======            ======         ==========




                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(2)      Investment Securities, continued

                                                                                         Gross             Gross         Estimated
                                                                     Carrying        Unrealized        Unrealized          Market
               1992                                                    Value              Gains            Losses           Value
               ------                                                ---------       ------------      ------------      ----------
         U.S. Treasury                                            $    5,719,084        101,454             -              5,820,538
         U.S. Government agencies                                      3,940,064         81,814             -              4,021,878
         Mortgage-backed securities                                    3,117,754         39,194             -              3,156,948
         Municipal securities                                            500,840          8,498             -                509,338
                                                                     -----------       --------          --------        -----------

                                                                  $   13,277,742        230,960             -             13,508,702
                                                                      ==========        =======          ========         ==========

         The carrying value and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                                     Estimated
                                                                                                Carrying               Market
                                                                                                  Value                Value
                                                                                                --------             ----------
                 Due in one year or less                                                  $       2,162,058           2,185,624
                 Due after one year through five years                                            5,596,072           5,665,348
                 Due after five years through ten years                                             745,285             749,264
                                                                                                 ----------          ----------

                                                                                                  8,503,415           8,600,236

                 Mortgage-backed securities                                                       4,627,173           4,659,414
                                                                                                 ----------          ----------

                                                                                          $      13,130,588          13,259,650
                                                                                                 ==========          ==========

         Proceeds from sales of investment securities for the years ended
                 December 31, 1993, 1992 and 1991 were $2,854,031, $1,431,172 and $252,031, respectively, resulting in gross gains of $74,620, $16,826 and $4,245, respectively. No losses were realized in these years.

         Investment securities with a carrying value of $7,917,842 and $10,176,275 at December 31, 1993 and 1992, respectively, were pledged to secure deposits or public funds as required by law.

(3)      Loans
         The composition of the loan portfolio at December 31, 1993 and 1992, is presented below:

                                                                                                            1993             1992
                                                                                                            ----             ----
         Commercial and industrial                                                                   $    8,938,985       9,758,540
         Real estate - construction and land development                                                  8,626,207       7,862,263
         Real estate - mortgage                                                                          13,140,075      12,262,118
         Installment and other consumer                                                                   4,274,844       4,568,186
                                                                                                         ----------      ----------

                                                                                                         34,980,111      34,451,107
         Less:  Allowance for loan losses                                                                  (417,428)       (498,217)
                                                                                                         ----------      ----------

                                                                                                     $   34,562,683      33,952,890
                                                                                                         ==========      ==========

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(3)      Loans, continued

         The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in Muscogee County, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion is collateralized by real estate and is dependent upon the real estate market.

         The activity in the allowance for loan losses for the years ended
                 December 31, 1993, 1992 and 1991 is as follows:

                                                                           1993             1992            1991
                                                                           ----             ----            ----
                 Balance, beginning of year                      $         498,217        290,091            193,500
                 Provision for loan losses                                 250,000        254,000            218,943
                 Loans charged off                                        (368,048)       (56,264)          (144,399)
                 Recoveries                                                 37,259         10,390             22,047
                                                                                           ------             ------

                 Balance, end of year                            $         417,428        498,217            290,091
                                                                           =======        =======            =======

         At December 31, 1993 and 1992, the Bank had aggregate non-accrual loans of $107,531 and $117,320, respectively. Non-accrual loans had the effect of reducing interest income by $9,587, $4,518 and $4,500 for the years ended December 31, 1993, 1992 and 1991, respectively.

(4)      Bank Premises and Equipment
         Bank premises and equipment consist of the following:

                                                                                                            1993             1992
                                                                                                            ----             ----
                 Land                                                                                $      145,703            -
                 Bank building                                                                              548,695            -
                 Leasehold improvements                                                                     337,139         349,028
                 Equipment, furniture and fixtures                                                          730,177         625,410
                                                                                                          ---------         -------

                                                                                                          1,761,714         974,438
                 Less:  Accumulated depreciation and
                             amortization                                                                  (465,329)       (324,229)
                                                                                                          ---------         -------

                                                                                                     $    1,296,385         650,209
                                                                                                          =========         =======

         Depreciation expense was approximately $146,000, $95,000 and $76,000 in 1993, 1992 and 1991, respectively.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(5)      Other Real Estate
         In accordance with the American Institute of Certified Public
                 Accountants' Statement of Position 92-3 "Accounting for Foreclosed Assets", the Bank established a valuation allowance for other real estate for the year ended December 31, 1992. The allowance represents an amount which, in management's judgement, is adequate to absorb both losses on other real estate owned and the estimated cost to dispose of the properties. The following is a summary of the changes in other real estate and the related valuation allowance for losses on other real estate for the year ended December 31, 1993.

                                                                                            Other
                                                                                        Real Estate      Allowance         Total
                                                                                        -----------      ---------         -----
                 Balance, beginning of year                                       $        756,021           46,271         709,750
                 Deletions - sales                                                         756,021           46,271         709,750
                                                                                           -------           ------         -------

                 Balance, end of year                                             $         -                  -               -
                                                                                           =======           ======         =======


(6)      Commitments
         In the normal course of business, the Bank is obligated for rental payments under operating lease agreements which contain renewal options for certain banking facilities. Rent expense for the years ended December 31, 1993, 1992 and 1991 approximated $76,600, $120,500 and $108,000, respectively.

         Annual future minimum payments for the noncancellable leases are as follows:

         1994                                                                                  $     56,160
         1995                                                                                        56,160
         1996                                                                                        56,160
         1997                                                                                        56,160
         1998                                                                                        56,160
         Thereafter                                                                                 694,200
                                                                                                    -------

                                                                                               $    975,000
                                                                                                    =======


         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amount of these instruments reflects the extent of involvement the Bank has in particular classes of financial instruments.

         The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of these instruments. The same credit policies are used in making commitments and conditional obligations as for on-balance-sheet instruments.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(6)      Commitments, continued

         In most cases collateral or other security is required to support financial instruments with credit risk.

                                                                                                           December 31
                                                                                                           Approximate
                                                                                                         Contract Amount
                                                                                                         ---------------

                                                                                                      1993               1992
                                                                                                      ----               ----
                       Financial instruments whose contract amounts
                          represent credit risk:
                               Commitments to extend credit                                    $   4,758,200          6,107,500
                               Standby letters of credit and
                                    financial guarantees written                               $     209,400             25,000


         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. The type of collateral held varies, but may include unimproved and improved real estate, certificates of deposit, or personal property.

         Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate, equipment and certificates of deposit as collateral supporting those commitments for which collateral is deemed necessary. The amount collateralized was 100% at December 31, 1993 and 1992.

(7)      Dividend Restrictions
         Georgia banking laws limit the amount of dividends which the Bank may pay without obtaining prior approval from the Georgia Department of Banking and Finance (the Department). Such approval would be required if either (a) the Bank's ratio of equity capital to adjusted total assets is less than 6%; (b) the aggregate amount of dividends declared or anticipated to be declared by the Bank in that calendar year exceeds 50% of the net profits, after taxes but before dividends, of the Bank for the previous calendar year; or (c) the percentage of the Bank's assets classified as doubtful as to repayment or recovery by the Department at its most recent examination of
                 the Bank     exceeds 80% of the Bank's equity capital. No
                 dividends have been declared as of December 31, 1993.

(8)      Employee Benefit Plans
         Effective January 1, 1992, the Bank adopted a 401(k) Plan (the Plan) for all employees having at least one year of service. Contributions to the plan are determined annually by the Board of Directors. The Bank contributed $23,336 and $15,000 for the years ended December 31, 1993 and 1992.

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(8)      Employee Benefit Plans, continued

         In connection with the Bank's formation and initial offering, 105,000 non-transferable warrants were issued to the Bank's organizers. The warrants allowed each holder to purchase one additional share of common stock for each share purchased in connection with the initial offering and were exercisable for four years from the date of the Bank's incorporation (March 21, 1988) at the greater of (a) $10.00 per share or (b) the book value per share of the common stock determined as of the exercise date. These warrants expired on March 31, 1992 without being exercised.

         On January 15, 1991, the Board of Directors granted options for 10,000 shares of the Bank's common stock to certain key employees of the Bank. Under the terms of the plan, the exercise price of these options is $9 per share, the fair market value on the date of the grant. All options under this plan have a term of not more than ten years from the grant date. As of December 31, 1993, no options had been exercised under this plan.

         The Board of Directors may grant stock options for shares of the Bank's common stock to the president of the Bank pursuant to his employment agreement. The number of shares to be granted under this arrangement is contingent on the Bank's ability to attain certain levels of profitability during its first five full years of operations. The stock options will be exercisable through January 1996 at the book value per share of common stock on the date of the award. In January 1994, the Board of Directors granted options to purchase all or any part of 25,000 shares pursuant to the stock option arrangement.

(9)      Income Taxes
         Effective January 1, 1993, the Bank changed its method of accounting for income taxes from the deferred method required under Accounting Principles Board (APB) Opinion No. 11 to the asset and liability method required by Statement of Financial Accounting Standards (SFAS) No. 109. SFAS 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Additionally, the new accounting standard requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Bank's assets and liabilities results in deferred tax assets, the new standard requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The adoption of SFAS 109 resulted in a cumulative effect that increased net earnings for 1993 by $31,752, or $.06 per common share.

         The components of income tax expense for the years ended December 31, 1993, 1992, and 1991 are as follows:

                                                              1993                 1992                 1991
                                                              ----                 ----                 ----
         Current                                      $      105,295             217,748               59,508
         Deferred (reduction)                                103,689             (51,497)               8,140
                                                             -------             ------               -------

                                                      $      208,984             166,251               67,648
                                                             =======             =======               ======





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(9)      Income Taxes, continued

         The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before taxes are as follows:

                                                                                            1993             1992            1991
                                                                                            ----             ----            ----
         Pretax income at statutory rates                                         $        197,819          169,315          68,355
         Add (deduct):
                 Tax-exempt interest income                                                 (9,991)          (6,639)           (942)
                 Non-deductible life insurance                                               1,858            1,529           1,062
                 Other                                                                      19,298            2,046            (827)
                                                                                           -------          -------          ------

                                                                                  $        208,984          166,251          67,648
                                                                                           =======          =======          ======

         The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset. The deferred tax asset is included as a component of other assets at December 31, 1993.

         Allowance for loan losses                                                $         34,743
         Depreciation                                                                      (18,287)
         State net operating loss carryforward                                              59,578
         State income tax credits                                                           29,419
         Other                                                                               6,214
                                                                                          --------

                                                                                           111,667
         Less: Valuation allowance                                                         (88,997)
                                                                                           -------

                      Net deferred tax asset                                      $         22,670
                                                                                           =======

         The net change in the valuation allowance for the year ended December
                 31, 1993 for deferred tax assets was an increase of $8,211. The increase relates to additional state tax operating loss carryforwards and credits generated in 1993 which currently are not expected to be realized. The valuation allowance at December 31, 1993 of $88,997 is required due to state tax operating loss carryforwards and state tax credits for which the utilization of such attributes is not certain. These benefits will be recognized for financial reporting when their realization is more likely than not.

         The sources of deferred income taxes and their related tax effects for the years ended December 31, 1992 and 1991 are as follows:

                                                                                            1992             1991
                                                                                            ----             ----
         Pre-opening costs                                                        $         17,175           16,937
         Provision for loan losses                                                         (49,257)          (5,453)
         Capitalized other real estate expenses
                 and write-downs, net                                                      (12,242)          (3,490)
         Accelerated depreciation                                                           (4,078)           2,518
         Nonaccrual loan interest                                                               (6)          (1,530)
         Other, net                                                                         (3,089)            (842)
                                                                                           -------           ------

                                                                                  $        (51,497)           8,140
                                                                                            ======           ======





                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

(10)     Related Party Transactions
         In the normal course of business, executive officers and directors of the Bank, including certain business organizations and individuals associated with them, maintain a variety of banking relationships with the Bank. Loans to executive officers and directors are made on terms comparable to those available to other Bank customers. The following table summarizes related party loan activity during 1993.

         Beginning balance                                                                       $   2,588,873
         New loans                                                                                   2,194,237
         Repayments                                                                                 (3,063,456)
                                                                                                     ---------

         Ending balance                                                                          $   1,719,654
                                                                                                     =========

(11)     Other Operating Expenses
         Components of other operating expenses which are greater than 1% of interest income and other income are as follows:

                                                                                         1993             1992            1991
                                                                                         ----             ----            ----
         Stationery and printing                                                  $      47,725           44,581          34,432
         FDIC assessment                                                                108,655           92,887          55,536
         Charge card processing                                                          37,837           52,824          34,718

(12)     Business Combination
         On January 7, 1994, the Bank signed an Agreement and Plan of Merger, whereby the Bank proposed to merge with SouthTrust Bank of Columbus, National Association, a subsidiary of SouthTrust Corporation, an Alabama based bank holding company. SouthTrust Bank of Columbus, National Association will be the name of the surviving association. The terms of the agreement state that SouthTrust Corporation will issue 1.00 share of common stock for each outstanding share of First Columbus stock immediately prior to the conversion. Unaudited consolidated total assets of SouthTrust Corporation as of December 31, 1993 were reported to be $14.7 billion, and unaudited consolidated net earnings were $150.5 million for the year then ended. The merger is subject to shareholder and regulatory approval.

                                                                       EXHIBIT A





                          AGREEMENT AND PLAN OF MERGER

                                       OF

                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY

                                      AND

               SOUTHTRUST BANK OF COLUMBUS, NATIONAL ASSOCIATION

                              UNDER THE CHARTER OF

               SOUTHTRUST BANK OF COLUMBUS, NATIONAL ASSOCIATION

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                                     ARTICLE I

                                                     THE MERGER

Section 1.1      Consummation of Merger; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 1.2      Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.3      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.4      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.5      Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 1.6      Locations of Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                     ARTICLE II

                                            CONVERSION OF FIRST COLUMBUS
                                                 AND ST-BANK SHARES

Section 2.1      Manner of Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.2      First Columbus Stock Options and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.3      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 2.4      Effectuating Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 2.5      Capitalization of Resulting Association . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.6      Laws of Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                    ARTICLE III

                                  REPRESENTATIONS AND WARRANTIES OF FIRST COLUMBUS

Section 3.1      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.3      Financial Statements; Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.4      Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.5      Certain Loans and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.6      Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.7      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.8      Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.9      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.10     Legal Proceedings; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.11     Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.12     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.13     Title and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 3.14     Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 3.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 3.16     Commitments and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 3.17     Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 3.18     Registration Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 3.19     Takeover Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 3.20     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.21     Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.22     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.23     Transactions with Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.24     Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 3.25     Deposit Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 3.26     Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                     ARTICLE IV

                                         REPRESENTATIONS AND WARRANTIES OF
                                               SOUTHTRUST AND ST-BANK

Section 4.1      Organization and Related Matters of SouthTrust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.2      Organization and Related Matters of ST-Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.4      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 4.6      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.7      Legal Proceedings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.8      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.9      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.10     Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.11     No Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.12     Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.13     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.14     Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                     ARTICLE V

                                              COVENANTS AND AGREEMENTS

Section 5.1      Conduct of the Business of First Columbus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.2      Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 5.3      Access to Properties; Personnel and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 5.4      Approval of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 5.5      No Other Bids . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 5.6      Notice of Deadlines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 5.7      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 5.8      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.9      Environmental Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.10     Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.11     Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.12     Compliance Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.13     Exemption Under Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                      ARTICLE VI

                                         ADDITIONAL COVENANTS AND AGREEMENTS

 Section 6.1      Best Efforts; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 Section 6.2      Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 Section 6.3      Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 Section 6.4      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 6.5      Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 6.6      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 6.7      Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 6.8      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                     ARTICLE VII

                                             MUTUAL CONDITIONS TO CLOSING

 Section 7.1      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 7.2      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 7.3      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 7.4      Proxy Statement; Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                     ARTICLE VIII

                               CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-BANK

 Section 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 8.2      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 8.3      Certificate Representing Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 8.4      Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 8.5      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 8.6      Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 8.7      Material Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 8.8      Matters Relating to Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 8.9      Acknowledgment of Option Conversion Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 8.10     Outstanding Shares of First Columbus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 8.11     Dissenters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 8.12     Certification of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                      ARTICLE IX

                                     CONDITIONS TO OBLIGATIONS OF FIRST COLUMBUS

 Section 9.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 9.2      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 9.3      Certificate Representing Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 9.4      Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





Section 9.5      Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 9.6      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                     ARTICLE X

                                         TERMINATION, WAIVER AND AMENDMENT

Section 10.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 10.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 10.3     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 10.4     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 10.5     Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                     ARTICLE XI

                                                   MISCELLANEOUS

Section 11.1     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 11.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 11.3     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.4     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.5     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.6     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.7     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 11.8     Persons Bound; No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 11.9     Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 11.10    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 11.11    Construction of Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY
                                      AND
               SOUTHTRUST BANK OF COLUMBUS, NATIONAL ASSOCIATION
                              UNDER THE CHARTER OF
               SOUTHTRUST BANK OF COLUMBUS, NATIONAL ASSOCIATION
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION



                 This AGREEMENT AND PLAN OF MERGER, dated as of the 7th day of January, 1994 (this "Agreement"), by and between First Columbus Community Bank & Trust Company, a Georgia state banking corporation ("First Columbus"), and SouthTrust Bank of Columbus, National Association, a national banking association ("ST-Bank"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:

                 WHEREAS, the respective Boards of Directors of ST-Bank and First Columbus deem it in the best interests of ST-Bank and First Columbus, respectively, and of their respective shareholders, that ST-Bank and First Columbus merge (the "Merger") pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

                 WHEREAS, the Boards of Directors of ST-Bank and First Columbus have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Georgia and of the United States;

                 WHEREAS, SouthTrust owns all the issued and outstanding capital stock of ST-Bank; and

                 WHEREAS, SouthTrust will deliver, or cause to be delivered, to the shareholders of First Columbus the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that ST-Bank and First Columbus shall be merged and that the terms and conditions of the Merger and the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of First Columbus, par value $5.00 per share, into the shares of common stock, par value $2.50 per share, of SouthTrust, shall be as hereinafter set forth.

                                   ARTICLE I

                                  THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, First Columbus shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Section 7-1-556 of the Financial Institutions Code of Georgia (the "Georgia Code") and 12 U.S.C. Section 215a under the charter of ST-Bank, and the name of the surviving association shall be "SouthTrust Bank of Columbus, National Association" (sometimes hereinafter referred to as "Surviving Association" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time the Merger is deemed effective by each of the Georgia Department of Banking and Finance (the "Georgia Department") and the Office of Comptroller of the Currency (the "OCC") (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and First Columbus, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of First Columbus, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Georgia Department and all other state regulatory agencies having jurisdiction over the parties and any of their respective subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of First Columbus at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The business of the Surviving Association
shall be that of a national banking association. The Surviving Association shall not have trust powers.

                          (d)     The shares of common stock, par value $40.00
per share, of ST-Bank issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Association.

                          (e)     As of September 30, 1993, ST-Bank had total
capital of $6,223,000 divided into 10,000 shares of common stock, and undivided profits, including capital reserves, of $7,109,000. As of September 30, 1993, First Columbus had total capital of $5,684,000, divided into 500,000 shares of common stock, par value $5.00, and undivided profits and surplus, including capital reserves, of $3,184,000.

                   (f) After the Effective Time of the Merger, the Surviving Association shall have 10,000 shares of common stock, par value $40.00 per share ("ST-Bank Common Stock"), authorized, 10,000 shares of which shall be issued and outstanding and no shares of which shall be held as treasury stock. The total amount of capital stock of the Surviving Association shall be $400,000, and the total capital of the Surviving Association shall consist of such capital stock, plus the combined capital and surplus of First Columbus and ST-Bank (as stated in Section 1.1(e) hereof), adjusted, however, for earnings (losses) between September 30, 1993 and the Effective Time of the Merger.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, First Columbus shall be merged with and into ST-Bank and the separate existence of First Columbus shall cease. The Articles of Association and Bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger (copies of which are set forth on Schedule I hereto which is incorporated herein in its entirety), shall be the Articles of Association and the Bylaws of the Surviving Association until further amended as provided therein and in accordance with applicable law. The Surviving Association shall have all the rights, franchises, privileges, immunities and powers and shall be subject to all the duties and liabilities of a national banking association organized under the laws of the United States and shall thereupon and thereafter possess all other rights, privileges, immunities and franchises of a private, as well as of a public nature, of each of the merging institutions. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the merging institutions so merged shall be taken and deemed to be transferred to and vested in the Surviving Association without further act or deed. The title to any real estate, or any interest therein, vested in any of the merging institutions shall not revert or be in any way impaired by reason of the Merger. The Surviving Association shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging institutions so merged, and any claim existing or action or proceeding pending by or against either of the merging institutions may be prosecuted as if the Merger had not taken place or the Surviving Association may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any merging institution shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Association, the officers and directors of First Columbus and ST-Bank last in office shall execute and deliver or cause to be executed and delivered in the name of First Columbus and ST-Bank such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Association title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of First Columbus and ST-Bank.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Association shall be those persons theretofore serving as directors of ST-Bank and the executive officers of the Surviving Association shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing. The number, names and residence addresses and terms of the directors, and the names and residence addresses of the executive officers of the Surviving Association are set forth on Schedule II hereto, which is incorporated herein in its entirety.

         Section 1.5 Stockholder Approval. This Agreement is subject to approval by the affirmative vote of holders of at least two-thirds of the outstanding capital stock of ST-Bank, and by the affirmative vote of at least two-thirds of the outstanding capital stock of First Columbus.

         Section 1.6 Locations of Offices. The locations of the principal offices and branch offices of each of First Columbus and ST-Bank are listed on
Schedule III hereto which is incorporated herein in its entirety. The Surviving Association will conduct its business at each of these offices and branch offices after the Effective Time of the Merger.


                                   ARTICLE II

                          CONVERSION OF FIRST COLUMBUS
                               AND ST-BANK SHARES

         Section 2.1 Manner of Conversion. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of First Columbus, par value $5.00 per share (the "First Columbus Shares"):

         (a) All First Columbus Shares which are held by First Columbus as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting First Columbus Shares (as hereinafter defined), each First Columbus Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.00 share of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares") (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

         (c) Each outstanding First Columbus Share, the holder of which has demanded and perfected his demand for payment of the value of such share in accordance with 12 U.S.C. Section
                 Section 215a (b) - (d) and Section 7-1-537 of the Georgia Code (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting First Columbus Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. First Columbus shall give SouthTrust prompt notice upon receipt by First Columbus of any written objection to the Merger and any written demands for payment of the fair or appraised value of First Columbus Shares, and of withdrawals of such demands, and any other instruments provided to First Columbus pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any First Columbus Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Association (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's First Columbus Shares shall be canceled. Prior to the Effective Time of the Merger, First Columbus shall not, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the First Columbus Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be paid in the Merger as provided by this Agreement.

         Section 2.2      First Columbus Stock Options and Related Matters.
(a) As of the Effective Time of the Merger, all rights with respect to the First Columbus Shares issuable pursuant to the exercise of stock options ("First Columbus Options") granted by First Columbus under stock option plans or employment agreements of First Columbus (the "First Columbus Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such First Columbus Options are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular First Columbus Stock Option Plan under which such First Columbus Options were issued and the stock option agreement by which such First Columbus Options are evidenced. From and after the Effective Time of the Merger, (i) each First Columbus Option assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares, (ii) the number of SouthTrust Shares subject to such First Columbus Option shall be equal to the number of First Columbus Shares subject to such First Columbus Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such First Columbus Option shall be adjusted by dividing the per share exercise price under each such First Columbus Option by the Conversion Ratio and rounding down to the nearest cent.

                 (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the First Columbus Options in the manner contemplated by this Agreement. At or prior to, or (at the election of SouthTrust) within a reasonable time after, the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form) with respect to the SouthTrust Shares subject to the First Columbus Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the First Columbus Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such First Columbus Options for resale thereunder.

                 (c) The number of SouthTrust Shares subject to the First Columbus Options to be assumed by SouthTrust hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(b) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

                 (d) It is intended that the foregoing assumption of First Columbus Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to First Columbus Shares awarded under a First Columbus Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement described in Section 6.6, below. Except as otherwise provided herein, (i) the provisions of the First Columbus Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of First Columbus shall be deleted as of the Effective Time of the Merger and (ii) First Columbus shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of First Columbus Options shall have any right thereunder to acquire any equity securities of First Columbus.

                 (e) First Columbus acknowledges that the holders of First Columbus Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

                 (f) At the election of SouthTrust, First Columbus shall procure from each holder of First Columbus Options, and shall deliver to SouthTrust at the Closing, an executed acknowledgement of the treatment and disposition of such holder's First Columbus Options, as provided for under
Section 2.2 of this Agreement.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of First Columbus Shares converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sale price of such SouthTrust Shares, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System-National Market System ("NASDAQ") on the last trading day preceding the Effective Time of the Merger, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Exchange. (a) As soon as practicable following the Closing Date, SouthTrust shall send or cause to be sent to each former holder of record of First Columbus Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing First Columbus Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates formerly representing First Columbus Shares for the consideration contemplated by this Agreement and will require each holder of First Columbus Shares to transfer good and marketable title to such First Columbus Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Upon receipt of properly completed Letters of Transmittal, SouthTrust shall cause the appropriate number of SouthTrust Shares to be issued to the former holders of First Columbus Shares. Amounts that would have been payable to Dissenting Shareholders for First Columbus Shares but for the fact of their dissent in accordance with the provisions of Section 2.1 hereof, shall be handled in accordance with and in a manner consistent with the Dissent Provisions.

                 (b) At the Effective Time of the Merger, the stock transfer books of First Columbus shall be closed as to holders of First Columbus Shares immediately prior to the Effective Time of the Merger and no transfer of First Columbus Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing First Columbus Shares shall, without any action on the part of any holder thereof, no longer represent First Columbus Shares. If, after the Effective Time of the Merger, certificates are properly presented to SouthTrust, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the First Columbus Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of First Columbus Shares is unable to deliver the certificate which represents such holder's First Columbus Shares, SouthTrust, in the absence of actual notice that any First Columbus Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                 (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and

                 (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of the First Columbus Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement is to be made to a person other than the person in whose name any certificate representing First Columbus Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                 (e) No holder of First Columbus Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing First Columbus Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement or any amount of cash representing fractional SouthTrust Shares until such holder shall surrender the certificate or certificates representing First Columbus Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the amount of any cash with respect to a fractional interest in SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.5 Capitalization of Resulting Association. As of the Effective Time of the Merger, the aggregate amount of the surplus fund, the retained earnings and the undivided profits of the Resulting Association shall be an amount equal to the combined surplus fund, capital funds and undivided profits of First Columbus and ST-Bank set forth in Section 1.1(e) of this Agreement, as adjusted for the operations of First Columbus and ST-Bank in the ordinary course of business between the date specified in Section 1.1(e) of this Agreement and the Effective Time of the Merger.

         Section 2.6 Laws of Escheat. If any of the consideration due to be paid or delivered to the holders of First Columbus Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust shall be entitled to dispose of any such consideration in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of First Columbus, SouthTrust, ST-Bank, nor any other person acting on their behalf shall be liable to a holder of First Columbus Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF FIRST COLUMBUS


         First Columbus hereby represents and warrants to SouthTrust and ST-Bank as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) First Columbus is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. First Columbus has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and First Columbus is duly licensed or qualified to do business in Georgia and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of First Columbus. True and correct copies of the Articles of Incorporation of First Columbus and the Bylaws of First Columbus, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) First Columbus has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of First Columbus.

                 (c) First Columbus does not own any capital stock of any subsidiary or have any interest in any partnership or joint venture. For purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (d) The minute books of First Columbus contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Board of Directors (including all committees thereof).

         Section 3.2 Capitalization. The authorized capital stock of First Columbus consists of 10,000,000 shares of common stock, par value $5.00 per share (hereinbefore and hereinafter referred to as "First Columbus Shares"), 500,000 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of First Columbus), and no shares of preferred stock. All of the issued and outstanding First Columbus Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of First Columbus, or any securities or rights convertible into or exchangeable for shares of capital stock of First Columbus, except for options to purchase 35,000 shares of First Columbus common stock (which are described in more detail in Disclosure Schedule 3.2).

         Section 3.3 Financial Statements; Filings. (a) First Columbus has previously delivered to SouthTrust copies of the financial statements of First Columbus as of and for the years ended December 31, 1992, 1991 and 1990, and financial statements of First Columbus as of and for the periods ended March 31, 1993, June 30, 1993 and September 30, 1993, and First Columbus shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of First Columbus, the financial statements of First Columbus as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of First Columbus").

                 (b) First Columbus has previously delivered to SouthTrust copies of the Call Reports of First Columbus as of and for the years ended December 31, 1992, 1991 and 1990, and the Call Reports of First Columbus as of and for the periods ended March 31, 1993, June 30, 1993, and September 30, 1993, and First Columbus shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent calendar quarter (or other reporting period) or year of First Columbus, the Call Reports of First Columbus as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of First Columbus").

                 (c) Each of the Financial Statements of First Columbus and each of the Call Reports of First Columbus (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of First Columbus have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of First Columbus and each of the Call Reports of First Columbus (including the related notes, where applicable) fairly present or will fairly present the financial position of First Columbus as of the respective dates thereof and fairly present or will fairly present the results of operations of First Columbus for the respective periods therein set forth.

                 (d) To the extent not prohibited by law, First Columbus has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by First Columbus with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) Since December 31, 1992, First Columbus has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of First Columbus, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of First Columbus or the Call Reports of First Columbus, or reflected in the notes thereto, or (ii) which were incurred after December 31, 1992, in the ordinary course of business consistent with past practices. Since December 31, 1992, First Columbus has not incurred or paid any obligation or liability which would be material to the Condition of First Columbus, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of First Columbus and the Call Reports of First Columbus as of and for the year ended December 31, 1992 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowances for possible loan losses shown on the Financial Statements of First Columbus and the Call Reports of First Columbus as of and for the year ended December 31, 1992 were, and the allowance for possible loan losses to be shown on the Financial Statements of First Columbus and the Call Reports of First Columbus as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of First Columbus and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) each such allowance described in (ii) above has been established in accordance with the accounting principles described in
Section 3.3(c).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, First Columbus is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest, or to the knowledge of First Columbus, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by First Columbus or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of First Columbus or any ten percent (10%) shareholder of First Columbus, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement, to the knowledge of First Columbus, in violation of any law, regulation or rule applicable to First Columbus including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of First Columbus. As of the date of any Financial Statement of First Columbus and any Call Report of First Columbus subsequent to the execution of this Agreement, including the date of the Financial Statements of First Columbus and the Call Reports of First Columbus that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in
(i) through (iv) above and Disclosure Schedule 3.5.

         Section 3.6 Authority; No Violation. (a) First Columbus has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of First Columbus and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of First Columbus has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to First Columbus's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of First Columbus are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by First Columbus and delivered by First Columbus, will constitute a valid and binding obligation of First Columbus, and will be enforceable against First Columbus in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by First Columbus nor the consummation by First Columbus of the transactions contemplated hereby, nor compliance by First Columbus with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of First Columbus, (ii) to First Columbus' knowledge and assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Columbus or any of its material properties or assets, or (iii) to First Columbus' knowledge violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Columbus under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which First Columbus is a party, or by which First Columbus or its properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the filing by SouthTrust of a Registration Statement on Form S-4 (the "Registration Statement") with the SEC, and the review and clearance thereof by the SEC, which Registration Statement shall include the proxy statement of First Columbus relating to the meeting of the shareholders of First Columbus at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Georgia Department, the OCC and the FDIC; (iii) approval of this Agreement by the respective shareholders of ST-Bank and First Columbus; (iv) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by First Columbus of this Agreement, and the consummation by First Columbus of the Merger and other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Neither First Columbus nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.9, since December 31, 1992, there has not been
(i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the First Columbus Shares or
(ii) any change or any event involving a prospective change in the Condition of First Columbus which has had, or is reasonably likely to have, a material adverse effect on the Condition of First Columbus generally, including, without limitation any change in the administration or supervisory standing or rating of First Columbus with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, First Columbus is not a party to any, and there are no pending or, to the knowledge of First Columbus threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against First Columbus challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of First Columbus as of the date hereof, there is no material proceeding, claim, action or governmental investigation against First Columbus; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against First Columbus which has a material adverse effect on the Condition of First Columbus; there is no default by First Columbus under any material contract or agreement to which First Columbus is a party; and First Columbus is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of First Columbus and First Columbus has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) First Columbus has previously delivered or made available to SouthTrust copies of the federal income tax returns of First Columbus for the years 1992, 1991, and 1990 and all schedules and exhibits thereto, and will provide SouthTrust with a copy of its federal income tax return for the year 1993 with all schedules and exhibits thereto, when such return is filed, and, to the knowledge of First Columbus, such returns have not been examined by the Internal Revenue Service. Except as reflected in Disclosure Schedule 3.11, First Columbus has duly filed in correct form all federal, state and local information returns and tax returns required to be filed by it on or prior to the date hereof, and First Columbus has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from it by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of First Columbus) other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of First Columbus and the Call Reports of First Columbus are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. First Columbus is not responsible for the taxes of any person other than First Columbus under treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) (i) Proper and accurate amounts have been withheld by First Columbus from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by First Columbus for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by First Columbus in the Financial Statements of First Columbus.

         Section 3.12 Employee Benefit Plans. (a) First Columbus does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a).

                 (b) First Columbus (including any pension plan maintained by First Columbus) has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan subject to the minimum funding standards of Sections 301 through 308, inclusive, of ERISA or Section 412 of the Code. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) First Columbus has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by First Columbus comply in both form and operation in all material respects with ERISA and all provisions of the Code that are applicable, or intended to be applicable, to such "employee benefits plans." First Columbus does not have any material liability under any such plan that is not reflected in the Financial Statements of First Columbus or the Call Reports of First Columbus.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by First Columbus (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of First Columbus; and, to the knowledge of First Columbus, no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is subject to Title IV of ERISA has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) All reporting or disclosure requirements under ERISA or the Code applicable to any such "employee benefit plan" as defined in
Section 3(3) of ERISA or any cafeteria plan described in Section 125 of the Code have been met on a timely basis.

                 (h) All employee benefit plans, programs or practices maintained by First Columbus that are not employee benefit plans as defined in
Section 3(3) of ERISA comply, in form and operation, in all material respects with all laws applicable thereto.

                 (i) Except as may be contemplated in Section 6.3(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of First Columbus under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), First Columbus has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of First Columbus on the Financial Statements of First Columbus or the Call Reports of First Columbus or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1992), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of First Columbus and the Call Reports of First Columbus or incurred in the ordinary course of business after December 31, 1992, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of First Columbus.

                 (b) All agreements pursuant to which First Columbus leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of First Columbus.

                 (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by First Columbus are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by First Columbus are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by First Columbus or in which First Columbus has any ownership or leasehold interest.

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which First Columbus is the lessee of any real property and which relates in any manner to the operation of the business of First Columbus. All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent First Columbus from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of First Columbus. Except as set forth in Disclosure Schedule 3.14(b), First Columbus has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. First Columbus has the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by First Columbus and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) To its knowledge, First Columbus has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of First Columbus.

                 (d) As to each parcel of real property owned or used by First Columbus, First Columbus has received no notice of any pending or, to the knowledge of First Columbus, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15 Environmental Matters. (a) To the knowledge of First Columbus, each of First Columbus, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which,





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individually or in the aggregate, will not have a material adverse effect on the Condition of First Columbus.

                 (b) There is no litigation pending or, to the knowledge of First Columbus, threatened before any court, governmental agency or board or other forum in which First Columbus or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by First Columbus or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of First Columbus.

                 (c) There is no litigation pending or, to the knowledge of First Columbus, threatened before any court, governmental agency or board or other forum in which any Loan Property (or First Columbus in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a material adverse effect on the Condition of First Columbus.

                 (d) To the knowledge of First Columbus, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of First Columbus.

                 (e) To the knowledge of First Columbus, during the period of (i) ownership or operation by First Columbus of any of its current properties, (ii) participation by First Columbus in the management of any Participation Facility, or (iii) holding by First Columbus of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of First Columbus.

                 (f) Prior to the period of (i) ownership or operation by First Columbus subsidiaries of any of its current properties, (ii) participation by First Columbus in the management of any Participation Facility, or (iii) holding by First Columbus of a security interest in any Loan Property, to the knowledge of First Columbus, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of First Columbus.

                 (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil,





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
plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by First Columbus, or in which First Columbus holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which First Columbus participates in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, First Columbus is not a party or subject to any of the following (whether written or oral, express or implied):

                 (a) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by First Columbus);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of First Columbus to compete in any line of business or which involve any restriction of the geographical area in which First Columbus may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which would be required to be disclosed in reports filed by First Columbus with the FDIC and which has not been so disclosed.

         Section 3.17 Regulatory Matters. First Columbus has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including matters relating to the Community Reinvestment Act and protests thereunder.

         Section 3.18 Registration Obligations. First Columbus is not under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 Takeover Laws. Prior to the Effective Time of the Merger, First Columbus shall take such steps, if any, as may be required to exempt the transactions contemplated from this Agreement from any takeover laws or provisions of the Articles of Incorporation or Bylaws of First Columbus which are applicable to such transactions.





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
         Section 3.20 Insurance. First Columbus is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of First Columbus, the policies of fire, theft, liability and other insurance maintained with respect to the assets or business of First Columbus provide adequate coverage against loss, and the fidelity bonds in effect as to which First Columbus is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving First Columbus is pending as of the date hereof or, to the knowledge of First Columbus, threatened. First Columbus is not involved in or, to the knowledge of First Columbus, threatened with or affected by, any proceeding asserting that First Columbus has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of First Columbus. No union represents or claims to represent any employees of First Columbus, and, to the knowledge of First Columbus, no labor union is attempting to organize employees of First Columbus.

         Section 3.22 Compliance with Laws. First Columbus has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of First Columbus. Except as disclosed in Disclosure Schedule 3.22, First Columbus:

                 (a) To its knowledge, is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of First Columbus; and

                 (b) Has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that First Columbus is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a material adverse effect on the Condition of First Columbus, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of First Columbus, (iii) requiring First Columbus to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of First Columbus, including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of First Columbus at the time such deposits were entered into, (b) the loans to directors or executive





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
officers listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16, and (d) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Proxy Materials. None of the information relating to First Columbus to be included in the Proxy Statement which is to be mailed to the shareholders of First Columbus in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any of its subsidiaries) shall be and remain with First Columbus.

         Section 3.25 Deposit Insurance. The deposit accounts of First Columbus are insured by the Banking Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act, as amended (the "Act"), and First Columbus has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.26 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of First Columbus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-BANK


         SouthTrust and ST-Bank hereby represent and warrant to First Columbus as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated

Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to First Columbus.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Bank. (a) ST-Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States. ST-Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Bank is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted or to be conducted by ST-Bank, or the character or location or the properties and assets owned or leased by ST-Bank make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Articles of Association and Bylaws of ST-Bank, as each may be amended to the date hereof, have been made available to First Columbus.

                 (b) ST-Bank has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of ST-Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Bank.

         Section 4.3 Capitalization. As of September 30, 1993, the authorized capital stock of SouthTrust consisted of 150,000,000 shares of common stock, par value $2.50 per share, 77,934,938 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which were issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding shares of common stock of SouthTrust have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Bank, and no other corporate proceedings on the part of SouthTrust or ST-Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Association or Bylaws of ST-Bank or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Bank is a party, or by which SouthTrust or ST-Bank or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Bank or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) and (C) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to First Columbus copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1992 and 1991, and as of and for the periods ended March 31, 1993, June 30, 1993 and September 30, 1993, and SouthTrust will make available to First Columbus, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since December 31, 1992, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1992 in the ordinary course of business consistent with past practices. Since December 31, 1992, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 1992, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to
Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the filing by SouthTrust of the Registration Statement with the SEC and the review and clearance thereof by the SEC and the review and clearance of the Proxy Statement by the FDIC, (ii) the Consents of the Regulatory Authorities; (iii) approval of this Agreement by the respective shareholders of ST-Bank and First Columbus; and (iv) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Bank or, to the knowledge of SouthTrust, by First Columbus of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of First Columbus in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of First Columbus to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 4.11 No Broker's or Finder's Fees. Except for T. Stephen Johnson & Associates, none of SouthTrust, ST-Bank or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.12 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.13 Compliance with Laws. SouthTrust has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or noncompliance, which when taken together as a whole, will not have a material adverse effect on the Condition of SouthTrust. Except as disclosed in Disclosure Schedule 4.13 SouthTrust:

                 (a) To its knowledge, is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of SouthTrust; and

                 (b) Has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SouthTrust is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a material adverse effect on the Condition of SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of SouthTrust, (iii) requiring SouthTrust to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust, including, without limitation, any restrictions on the payment of dividends.

         Section 4.14 Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including matters relating to the Community Reinvestment Act and protests thereunder.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of First Columbus. (a) During the period from the date of this Agreement to the Effective Time of the Merger, First Columbus shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles,
(ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and
(iii) except as required by law or
regulation, take no action which would adversely affect or delay the ability, in any material respect, of First Columbus or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, First Columbus shall not, without the prior written consent of SouthTrust:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of First Columbus;

         (ii) except for the issuance of First Columbus Shares pursuant to the terms of the First Columbus Stock Option Plan, change the number of shares of the authorized, issued or outstanding capital stock of First Columbus, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of First Columbus, or, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of First Columbus;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1992 and disclosed in a Disclosure Schedule delivered pursuant to
                 Article III of this Agreement or in the annexed Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a value in excess of or in exchange for consideration in excess of $10,000;

         (vi) except as set forth in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law;
                 grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to First Columbus that involves an aggregate of $10,000; or

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) foreclosures in the ordinary course of business or (B) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, First Columbus will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of First Columbus. First Columbus will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of First Columbus, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting First Columbus, the institution or the threat of material litigation, claims, threats or causes of action involving First Columbus, and will keep SouthTrust fully informed of such events. First Columbus will furnish to SouthTrust, promptly after the preparation and/or receipt by First Columbus thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of First Columbus and the Call Reports of First Columbus.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, First Columbus shall permit SouthTrust or its agents full access, during normal business hours, to the properties of First Columbus and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of First Columbus, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and First Columbus shall use its reasonable best efforts to provide SouthTrust and its representatives access to the work papers of First Columbus's accountants. First Columbus shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that First Columbus shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by First Columbus.

                 (b) So long as this Agreement shall remain in effect, SouthTrust and ST-Bank shall permit First Columbus or its agents reasonable access, during normal business hours, to the properties of SouthTrust and ST-Bank and shall disclose and make available (together with the right to copy) to First Columbus and to its attorneys, accountants and other representatives, all minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, and any other document or material in which First Columbus has a necessary and reasonable interest in connection with the transactions contemplated by this Agreement. SouthTrust shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement. The foregoing rights granted to First Columbus shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by SouthTrust and ST-Bank.

                 (c) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall, to the extent permitted by law, use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of Shareholders. Each of First Columbus and ST-Bank will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of their respective shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of First Columbus will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and First Columbus will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. First Columbus, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by First Columbus, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to First Columbus, except where the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors (as determined in good faith following consultation with and as advised in writing by counsel). First Columbus shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by First Columbus after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving First Columbus or for the acquisition of a significant equity interest in First Columbus or for the acquisition of a significant portion of the assets of First Columbus.

         Section 5.6 Notice of Deadlines. First Columbus shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which First Columbus is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least thirty (30) days prior to the Effective Time of the Merger, First Columbus shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of First Columbus, "affiliates" of First Columbus for purposes of Rule 145 under the Securities Act of 1933. First Columbus shall use all reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the First Columbus Shares held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933 and the rules and regulations thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and First Columbus have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of First Columbus in exchange for the First Columbus Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and First Columbus have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.7. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.8 Maintenance of Properties. First Columbus will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust made at least sixty (60) days prior to the Effective Time of the Merger, First Columbus will, at its own expense, with respect to each parcel of real property that First Columbus owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a Phase I environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust made at least sixty (60) days prior to the Effective Time of the Merger, First Columbus will, at its own expense, with respect to each parcel of real property that First Columbus owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which title insurance shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys. At the election of SouthTrust made at least sixty (60) days prior to the Effective Time of the Merger, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, First Columbus, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger, First Columbus shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by First Columbus; provided that neither SouthTrust nor ST-Bank shall be responsible for discovering or have any obligation to disclose the existence of such defects to First Columbus nor shall SouthTrust or ST-Bank have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.13 Exemption Under Takeover Statutes. Prior to the Effective Time of the Merger, First Columbus shall take all steps, if any, as may be required to exempt the transactions contemplated by this Agreement from any applicable takeover laws or provisions of the Articles of Incorporation or Bylaws of First Columbus.

                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and First Columbus shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities for consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of First Columbus. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of First Columbus or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of First Columbus other than the First Columbus Community Bank & Trust 401(k) Plan (the "First Columbus 401(k) Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the First Columbus 401(k) Plan), and subject to Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of First Columbus who the Surviving Association employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under First Columbus's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with First Columbus prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, past service credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

                 (c) The parties agree that First Columbus may terminate the First Columbus 401(k) Plan prior to the Effective Time of the Merger; provided, however, that if First Columbus fails to do so, the First Columbus 401(k) Plan will, in the sole discretion of SouthTrust, either (i) be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "ST PS Plan") after the Effective Time of the Merger, or (ii) be terminated after the Effective Time of the Merger. If the First Columbus 401(k) Plan is terminated by First Columbus or merged into the ST PS Plan by SouthTrust in accordance with this Section 6.3(c), from and after the first day of the first calendar year beginning after the Effective Time of the Merger (or the date of the Merger of the First Columbus 401(k) Plan into the ST PS Plan, if later), for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust. If the First Columbus 401(k) Plan is terminated by SouthTrust in accordance with this Section 6.3(c), from and after such termination for purposes of determining vesting in accrued benefits under the ST PS Plan, employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining eligibility to participate in the ST PS Plan. Notwithstanding the foregoing, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), from and after the first day of the first calendar year beginning after the Effective Time of the Merger employment by First Columbus shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

                 (d) As of the date of execution of this Agreement, First Columbus and Mr. Dennis W. Calhoun shall execute an employment agreement (the "Replacement Agreement") in substantially the form attached hereto as Exhibit 6.3(d), which Replacement Agreement shall be and become effective only at the Effective Time of the Merger and shall supersede and replace any and all existing employment agreements between First Columbus and Mr. Calhoun. The Replacement Agreement shall be assumed by ST-Bank by operation of law upon consummation of the Merger.

         Section 6.4 Indemnification. (a) First Columbus agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of
1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact supplied to SouthTrust by First Columbus contained in the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                 (b) SouthTrust agrees to indemnify, defend and hold harmless First Columbus and its present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact by SouthTrust contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission by SouthTrust or alleged omission by SouthTrust to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                 (c) Officers, directors, employees and agents of First Columbus shall not be entitled to any indemnification rights after the Effective Time of the Merger, except that such persons, in the event they serve as officers, directors, employees or agents of SouthTrust, ST-Bank or any affiliate of SouthTrust after the Effective Time of the Merger, shall be entitled to such prospective indemnification rights to which they may be entitled under the Restated Certificate of Incorporation, Certificate or Articles of Incorporation and Bylaws of SouthTrust, ST-Bank or any affiliate of SouthTrust; provided, however, that this Section 6.4(c) is not intended by the parties to have any effect upon any coverage that may be available to such officers, directors, employees and agents of First Columbus for claims made prior to the Effective Time of the Merger under the provisions of any officer's and directors' liability insurance policy of First Columbus that is in effect as of the date hereof.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with First Columbus and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933. The Registration Statement shall include the form of Proxy Statement for the meeting of First Columbus's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. First Columbus will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay to holders of First Columbus Shares the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares to holders of First Columbus Shares and shall pay or cause to be paid to holders of First Columbus Shares all cash payments in lieu of fractional shares as and when the same shall be required to be issued and paid pursuant to this Agreement.



                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust and ST-Bank, on the one hand, and First Columbus, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of First Columbus and the sole shareholder of ST-Bank.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or First Columbus, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or First Columbus, as the case may be.

         Section 7.4 Proxy Statement; Registration Statement. The Proxy Statement shall have been authorized for mailing, either by notice from the FDIC and SEC or the lapse of time for review and comment by the SEC, the Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the FDIC and SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.


                                  ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-BANK


         The obligations of SouthTrust and ST-Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of First Columbus set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. First Columbus shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. First Columbus shall have delivered to SouthTrust and ST-Bank a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of First Columbus under Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of First Columbus or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Grogan, Jones, Rumer & Gunby and Powell, Goldstein, Frazer & Murphy or other counsel to First Columbus acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. First Columbus shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Association to any obligation, right or interest of First Columbus under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Association or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of First Columbus or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of First Columbus or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of a bank under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. Subject to the provisions of Section 6.3(d) hereof, all employment agreements between First Columbus and any executive or employee thereof shall be terminated in their entirety as of the Effective Time of the Merger, and at the election of SouthTrust, replacement employment agreements, which are satisfactory to SouthTrust and such employees, between each of such executives or employees and SouthTrust or the Surviving Association shall have been executed and delivered.

         Section 8.9 Acknowledgment of Option Conversion Exercise. Each holder of a First Columbus Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such instruments as SouthTrust may deem necessary to evidence the assumption by SouthTrust of the First Columbus Options as contemplated in and provided for by
Section 2.2 hereof.

         Section 8.10 Outstanding Shares of First Columbus. The total number of First Columbus Shares outstanding as of the Effective Time of the Merger and the total number of First Columbus Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any First Columbus Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for First Columbus Shares, shall not exceed 535,000 shares in the aggregate.

         Section 8.11 Dissenters. The holders of not more than five percent (5%) of the outstanding First Columbus Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 8.12 Certification of Claims. First Columbus shall have delivered a certificate to SouthTrust that First Columbus is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of First Columbus.



                                   ARTICLE IX

                  CONDITIONS TO OBLIGATIONS OF FIRST COLUMBUS


         The obligation of First Columbus to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 9.2 Performance of Obligations. SouthTrust and ST-Bank shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Bank shall have delivered to First Columbus a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Bank under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by First Columbus that any fact, event or condition exists or has occurred that, in the judgment of First Columbus, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Bank shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of First Columbus, individually or in the aggregate, have a material adverse effect upon the Condition of SouthTrust or upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. First Columbus shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger to the effect set forth in Exhibit 9.6 hereof.


                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust and First Columbus; or

                 (b) by SouthTrust or First Columbus if the Merger shall not have occurred on or prior to August 31, 1994, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by SouthTrust or First Columbus (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of First Columbus set forth in the Agreement or is a material breach of any covenant or agreement of First Columbus contained in the Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of First Columbus or upon the consummation of the transactions contemplated by the Agreement, (C) pertains to First Columbus and would be materially adverse to the interests of SouthTrust and ST-Bank on a consolidated basis, (D) pertains to First Columbus and would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement.

                 (e) by First Columbus if (i) First Columbus shall have determined that any fact, event or condition exists that, in the judgment of First Columbus, (A) is materially at variance with any warranty or representation of SouthTrust or ST-Bank contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust or ST-Bank contained in the Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the Condition of SouthTrust or upon the consummation of the transactions contemplated by the Agreement, (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or
(iii) First Columbus shall have determined that any fact, event or condition exists that, in the judgment of First Columbus, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Bank and First Columbus.

         Section 10.4 Waivers. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Bank, on the one hand, and First Columbus, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Bank or First Columbus shall survive the Merger except for Sections 2.2(b), 6.3, 6.7 and 6.8; provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Bank or First Columbus (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Bank or First Columbus contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Bank, on the one hand, and First Columbus, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Bank or First Columbus and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                   ARTICLE XI

                                 MISCELLANEOUS


         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Bank and First Columbus with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that letter of intent between the parties dated November 7, 1993. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight courier, first class or registered or certified mail, postage prepaid or facsimile transmission (evidenced by a sender transmission completed confirmation) addressed as follows:

                 If to First Columbus:

                          First Columbus Community
                            Bank & Trust Company
                          2301 Airport Thruway
                          Columbus, Georgia 31902
                          Attention:  Mr. Dennis W. Calhoun
                          Fax (706) 649-3907

                 with a copy to:

                          Grogan, Jones, Rumer & Gunby
                          944 Second Avenue
                          Columbus, Georgia 31902
                          Attention:  Lee R. Grogan, Esq.
                          Fax (706) 327-3958

                          Powell, Goldstein, Frazer & Murphy
                          Sixteenth Floor
                          191 Peachtree St., N.E.
                          Atlanta, Georgia 30303
                          Attention: Kathryn L. Knudson, Esq.
                          Fax (404) 572-6999

                 If to SouthTrust or ST-Bank then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention:  Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022

                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention:  C. Larimore Whitaker
                          Fax (205) 251-8611

         Section 11.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.4 Costs and Expenses. Expenses incurred by First Columbus on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same. Notwithstanding the foregoing, if the Merger provided for herein is not consummated because a condition is not satisfied or because SouthTrust terminates this Agreement, and if First Columbus has not breached its representations and warranties in any material respect, nor its covenants and agreements contained herein, then SouthTrust agrees to reimburse First Columbus for its reasonable and documented costs and expenses (up to but not in excess of $50,000 in the aggregate) which are incurred by it in connection with the Merger and are payable (or have been paid) to third parties.

         Section 11.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Georgia (without respect to its conflicts of laws principles).

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

         Section 11.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                              FIRST COLUMBUS COMMUNITY
                                                BANK & TRUST COMPANY

                                       By:     /s/ Dennis W. Calhoun
                                          ---------------------------------
ATTEST                                             Its President

  /s/ Lee R. Grogan, Sr.
- --------------------------
      Its Secretary



[CORPORATE SEAL]
                                               SOUTHTRUST CORPORATION


                                       By:      /s/ Alton E. Yother
                                          ---------------------------------
ATTEST:                                       Its Senior Vice President

  /s/ A.D. Barnard
- ----------------------------------
                 Its Secretary



[CORPORATE SEAL]
                                              SOUTHTRUST BANK OF COLUMBUS,
                                                 NATIONAL ASSOCIATION


                                       By:        /s/ Mitchell W. Hunt
                                          ---------------------------------
ATTEST:                                           Its President and CEO

  /s/ Myra J. Livingston
- --------------------------
        Its Secretary

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER



                 This AMENDMENT NO. 1 (the "Amendment") is made as of May 25, 1994, by and between SouthTrust Bank of Columbus, National Association, a national banking association ("ST-Bank"), and First Columbus Community Bank & Trust Company, a Georgia state banking corporation ("First Columbus"), and joined into by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                 WHEREAS, ST-Bank, First Columbus and SouthTrust wish to amend that certain Agreement and Plan of Merger dated January 7, 1994, by and between ST-Bank and First Columbus and joined into by SouthTrust (the "Merger Agreement"), as set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                 1. Amendment to Section 6.4(c). The Merger Agreement is hereby amended by deleting Section 6.4(c) therein and inserting in its place and stead the following:

                 "(c) Except as herein provided, directors, officers and employees of First Columbus shall not be entitled to any indemnification rights after the Effective Time of the Merger. With respect to any claim made or action commenced after the Effective Time of the Merger, SouthTrust shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of First Columbus, each as in effect as of the date hereof, each director, officer, and employee of First Columbus against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the Effective Time of the Merger in his capacity as such, provided, however, that the aggregate amount of such indemnification shall not exceed $3,000,000, and that such indemnification shall be to the fullest extent permitted by applicable Georgia law."

                 2. Amendment to Section 6.4. Section 6.4 of the Agreement is hereby further amended to include a new subparagraph (d) as set forth below:

                 "(d)     From and after the Effective Time of the Merger, the
                 directors, officers and employees of First Columbus who become or serve as directors, officers or employees of SouthTrust, ST-Bank or any affiliate of SouthTrust shall have indemnification rights having prospective application only, except as set forth in (c) above. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of subsidiaries or affiliates of SouthTrust would be entitled under the Certificate or Articles of Incorporation or Association and Bylaws of the particular subsidiary for which they are serving as directors, officers or employees, the Restated Certificate of Incorporation and Bylaws of SouthTrust, and such directors and officers liability insurance coverage policy as Southtrust may then make available to directors, officers and employees of SouthTrust or any affiliate thereof."


                 3. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.


                 4. Except as expressly amended herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.



         IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the day and year first above written.

                                                FIRST COLUMBUS COMMUNITY
                                                  BANK & TRUST COMPANY

[CORPORATE SEAL]                         By   /s/ Dennis W. Calhoun
                                            -----------------------------
                                                         Its President


ATTEST:

By   /s/ Kenneth A. Roberts
   -----------------------------
           Its Vice President

                                                SOUTHTRUST BANK OF COLUMBUS,
                                                   NATIONAL ASSOCIATION

[CORPORATE SEAL]                                By   /s/ Mitchell W. Hunt, Jr.
                                                  ----------------------------
                                                        Its President


ATTEST:

By   /s/ Philip A. Bader, Jr.
   -------------------------------
             Its Vice President


                                                     SOUTHTRUST CORPORATION

[CORPORATE SEAL]                                By   /s/ Alton E. Yother
                                                  ----------------------------
                                                    Its Senior Vice President

ATTEST:

By   /s/ Pam Albright
   -------------------------------
            Its Vice President

                       GEORGIA BUSINESS CORPORATION CODE
                                   EXHIBIT B
                        ARTICLE 13.  DISSENTERS' RIGHTS

            PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301        DEFINITIONS.--As used in this article, the term:
         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
         (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.
         (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
         (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
         (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
         (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (8)     "Shareholder" means the record shareholder or the beneficial shareholder.

         14-2-1302        RIGHT TO DISSENT.--(a) A record shareholder of the
corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
         (1) Consummation of a plan of merger to which the corporation is a party:
         (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or
         (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
         (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
         (A)     Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;
         (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or
         (F) Cancels, redeems, or repurchases all or part of the shares of the class;
         (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
         (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.
         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
         (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
         (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

         14-2-1303        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--A record
shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

             PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         14-2-1320        NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed
corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.
         (b)     If corporate action creating dissenters' rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

         14-2-1321        NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed
corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:
         (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
         (2)     Must not vote his shares in favor of the proposed action.
         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

         14-2-1322        DISSENTERS' NOTICE.--(a) If proposed corporate action
creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:
         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
         (4)     Be accompanied by a copy of this article.

         14-2-1323        DUTY TO DEMAND PAYMENT.--(a) A record shareholder
sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
         (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         14-2-1324        SHARE RESTRICTIONS.--(a) The corporation may restrict
the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.
         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         14-2-1325        OFFER OF PAYMENT.--(a) Except as provided in Code
Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
         (b)     The offer of payment must be accompanied by:
         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         (2) A statement of the corporation's estimate of the fair value of the shares;
         (3)     An explanation of how the interest was calculated;
         (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and
         (5)     A copy of this article.
         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

         14-2-1326        FAILURE TO TAKE ACTION.--(a) If the corporation does
not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

         14-2-1327        PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
         (1)     The dissenter believes that the amount offered under Code
Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
         (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
         (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
         (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                     PART 3.  JUDICIAL APPRAISAL OF SHARES

         14-2-1330        COURT ACTION.--(a) If a demand for payment under Code
Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.
         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it.
Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.
         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

         14-2-1331        COURT COSTS AND COUNSEL FEES.--(a) The court in an
appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:
         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or
         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         14-2-1332        LIMITATION OF ACTIONS.--No action by any dissenter to
enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                            FIRST COLUMBUS COMMUNITY
                              BANK & TRUST COMPANY
                              2301 AIRPORT THURWAY
                            COLUMBUS, GEORGIA 31902


       PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS -- ____________, 1994

 (This Proxy is Solicited by the Board of Directors of First Columbus Community
                             Bank & Trust Company)


                 The undersigned shareholder of First Columbus Bank & Trust Company ("First Columbus") hereby appoints George W. Jeter, Dennis W. Calhoun and Lee R. Grogan, Sr., and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of the Shareholders of First Columbus to be held in Columbus, Georgia on _________, 1994, at __.m., local time, or at any adjournment thereof:

                 (1) PROPOSAL TO MERGE FIRST COLUMBUS INTO SOUTHTRUST BANK OF COLUMBUS, NATIONAL ASSOCIATION

                 FOR [  ]                  AGAINST [  ]             ABSTAIN [
] with respect to the approval of that certain Agreement and Plan of Merger among First Columbus, SouthTrust Corporation ("SouthTrust"), and SouthTrust Bank of Columbus, National Association, a wholly-owned subsidiary of SouthTrust ("ST-Bank"), pursuant to which First Columbus will be merged into ST-Bank and each share of common stock of First Columbus outstanding as of the Effective Time of the Merger shall be converted into the right to receive 1.00 share of common stock of SouthTrust, as described in more detail in the Proxy Statement/Prospectus dated ___________, 1994;

                 (2)      PROPOSAL TO PERMIT FURTHER SOLICITATION OF PROXIES.

                 FOR [  ]   AGAINST [  ]   ABSTAIN [  ] with respect to
adjournment of the Special Meeting to a later date if necessary to permit further solicitation of proxies in order to obtain a quorum or to obtain sufficient votes to approve the Merger Agreement and the transactions contemplated thereby; and

                 (3) IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL (1).



Dated: ___________________________, 1994          ______________________________
                                                   (Signature(s) of Shareholder)


Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc., should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Certificate of Incorporation and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if such person not be adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this Registration Statement:

       2           Agreement and Plan of Merger, as amended, among SouthTrust Corporation, SouthTrust Bank of Columbus, National
                   Association and First Columbus Community Bank & Trust Company (included as Exhibit A to the Proxy
                   Statement/Prospectus filed as part of this Registration Statement).
*      4(a)        Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted
                   February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A
                   (File No. 1-3613).
*      4(b)        Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank,
                   N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A
                   (File No. 1-3613).
*      4(c)        Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Registration No. 33-13637).
*      4(d)        Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No.
                   33-52717).
*      4(e)        Composite Restated Bylaws of SouthTrust Corporation, as amended through October 18, 1989, filed as Exhibit 4(m)
                   to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-50107).
*      4(f)        Composite Restated Certificate of Incorporation of SouthTrust Corporation, as amended through June 2, 1993, filed as Exhibit 4(k) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-50107).
       4(g)        Certificate of Amendment to the Restated Certificate of Incorporation of SouthTrust Corporation.
       5           Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
       8           Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
       23(a)       Consent of Arthur Andersen & Co.
       23(b)       Consent of Evans, Porter, Bryan & Co.
       23(c)       Consent of Price Waterhouse
       23(d)       Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
       23(e)       Consent of Bradley, Arant, Rose & White (included in Exhibit 8).
       24          Powers of Attorney.

- --------------------------------------

*   Incorporated by reference.

ITEM 22.  UNDERTAKINGS.

       (a)         The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)         (1)     The undersigned registrant hereby undertakes as
follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                   (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 2, 1994.


                                           SOUTHTRUST CORPORATION


                                           By:  /s/ Wallace D. Malone, Jr.
                                           -------------------------------
                                                    Wallace D. Malone, Jr.
                                                Chairman of the Board of
                                           Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                                                 Title                                Date
         ---------                                                 -----                                ----
     /s/ Wallace D. Malone, Jr.                             Chairman, Chief Executive              June 2,1994
- ---------------------------------------                        Officer, Director
         Wallace D. Malone, Jr.

     /s/ Roy W. Gilbert, Jr.                                President, Chief Operating             June 2, 1994
- ---------------------------------------                        Officer, Director
         Roy W. Gilbert, Jr.

     /s/ Aubrey D. Barnard                                  Secretary, Treasurer and               June 2, 1994
- ---------------------------------------                       Controller (Principal
         Aubrey D. Barnard                                       Accounting and
                                                               Financial Officer)



              *                                                   Director                         June 2, 1994
- ---------------------------------------
         Herbert Stockham


              *                                                   Director                         June 2, 1994
- ---------------------------------------
         Bill L. Harbert


                                                                  Director                         June 2, 1994
- ---------------------------------------
         T. W. Mitchell


              *                                                   Director                         June 2, 1994
- ---------------------------------------
         William C. Hulsey

              *                                                   Director                         June 2, 1994
- ---------------------------------------
         John M. Bradford






              *                                             Director                               June 2, 1994
- ---------------------------------------
         Wm. Kendrick Upchurch, Jr.


              *                                             Director                               June 2, 1994
- ---------------------------------------
         Charles G. Taylor


                                                            Director                               June 2, 1994
- ----------------------------------------
         Allen J. Keesler, Jr.


                                                            Director                               June 2, 1994
- ---------------------------------------
         H. Allen Franklin


*        /s/ Aubrey D. Barnard                                                                     June 2, 1994
- ---------------------------------------
         Aubrey D. Barnard
         Attorney-in-fact


                               INDEX TO EXHIBITS

            Exhibit No.                                            Description
            -----------                                            -----------
            2           Agreement and Plan of Merger, as amended, among SouthTrust Corporation, SouthTrust
                        Bank of Columbus, National Association and First Columbus Community Bank & Trust
                        Company (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
   *        4(a)        Certificate of Adoption of Resolutions designating Series A Junior Participating
                        Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to
                        SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).
   *        4(b)        Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust
                        Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to
                        SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).
   *        4(c)        Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National
                        Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's
                        Registration Statement on Form S-3 (Registration No. 33-13637).
   *        4(d)        Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and
                        Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on
                        Form S-3 of SouthTrust Corporation (Registration No. 33-52717).
   *        4(e)        Composite Restated Bylaws of SouthTrust Corporation, as amended through October 18,
                        1989, filed as Exhibit 4(m) to the Registration Statement on Form S-3 of SouthTrust
                        Corporation (Registration No. 33-50107).
   *        4(f)        Composite Restated Certificate of Incorporation of SouthTrust Corporation, as amended through June 2, 1993, filed as Exhibit 4(k) to the Registration Statement on Form S-3
                        of SouthTrust Corporation (Registration No. 33-50107).
            4(g)        Certificate of Amendment to the Restated Certificate of Incorporation of SouthTrust
                        Corporation.
            5           Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
            8           Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
            23(a)       Consent of Arthur Andersen & Co.
            23(b)       Consent of Evans, Porter, Bryan & Co.
            23(c)       Consent of Price Waterhouse
            23(d)       Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
            23(e)       Consent of Bradley, Arant, Rose & White (included in Exhibit 8).
            24          Powers of Attorney.
   *

______________________________________
*   Incorporated by reference.





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